                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        HERBALIFE INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    (1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

[logo]HERBALIFE(TM)

HERBALIFE INTERNATIONAL, INC.
1800 Century Park East, Los Angeles, CA 90067
(310) 410-9600 FAX: (310) 557-3929


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 30, 1996

  The 1996 Annual Meeting of Shareholders of Herbalife International, Inc., a Nevada corporation (the "Company"), will be held beginning at 6:00 p.m. on Thursday, May 30, 1996 at the DoubleTree Hotel, 5400 West Century Boulevard, Los Angeles, California, 90045, to consider and vote on the following matters:

  1. The election of seven directors to serve on the Company's Board of Directors;

  2. A proposal to amend and restate the Company's 1994 Performance-Based Annual Incentive Compensation Plan (the "1994 Plan"), among other things, to permit the making of awards under the 1994 Plan in shares of common stock of the Company ("Common Stock");

  3. A proposal to amend and restate the Company's 1992 Executive Incentive Compensation Plan (the "1992 Plan"), among other things, to permit the making of awards under the 1992 Plan in shares of Common Stock;

  4. A proposal to amend and restate the Company's 1991 Stock Option Plan (the "Option Plan"), among other things, to remove the restriction on 10% and greater shareholders from participating in the Option Plan and to increase the aggregate number of shares which may be issued upon exercise of all options granted under the Option Plan (excluding shares previously issued upon option exercise but including shares subject to existing outstanding options) from 3,500,000 to 5,400,000; and

  5. Such other business as may properly come before said Annual Meeting or any adjournment or postponement thereof (the "Meeting").

  April 8, 1996 has been fixed as the record date for shareholders entitled to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to receive notice of and to vote at the Meeting.

  All shareholders are cordially invited to attend the Meeting. To insure your representation at the Meeting, whether or not you plan to attend, you are urged to complete and promptly return the enclosed proxy, which is solicited by the Board of Directors, in the return envelope provided. Returning your proxy does not deprive you of your right to attend the Meeting and to vote your shares in person, should you desire to do so.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   CHRISTOPHER PAIR
                                   SECRETARY
Dated: April 24, 1996

                PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD
                 AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                         ______________________________

                                PROXY STATEMENT
                         ______________________________

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 30, 1996
                           _________________________


                              GENERAL INFORMATION

  This Proxy Statement is first being mailed on or about April 24, 1996 to all of the holders of shares of the Common Stock of Herbalife International, Inc., a Nevada corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies in the enclosed form to be used at the Annual Meeting of Shareholders to be held on Thursday, May 30, 1996 beginning at 6:00 p.m. at the DoubleTree Hotel, 5400 West Century Boulevard, Los Angeles, California 90045, and at any adjournment or postponement thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting.

  Shares represented by a properly executed proxy will be voted as indicated on the proxy. The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors of the Company. Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the Meeting by (i) notice in writing delivered to the Secretary of the Company; (ii) submitting a subsequently dated proxy; or (iii) attending the Meeting, withdrawing the proxy, and voting in person.

  It is proposed that at the Meeting action will be taken on the matters set forth in the accompanying Notice of Annual Meeting and described in this Proxy Statement. The Board of Directors knows of no other matters which may properly be presented for action at the Meeting. If any other matters do properly come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

  When proxies in the form accompanying this Proxy Statement are returned properly executed, the shares represented thereby will be voted as indicated thereon, and where a choice has been specified by the shareholder on the proxy, the shares will be voted in accordance with the specification so made. The expense of soliciting proxies, including the cost of preparing, assembling, and mailing the material submitted herewith, will be paid for by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, mail, or other means, for which no compensation shall be paid other than their regular salary or other usual compensation. Arrangements will also be made as appropriate with banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons, and the Company will, upon request, reimburse said persons for their reasonable expenses in so doing.

                      OUTSTANDING SHARES AND VOTING RIGHTS

  At the close of business on April 8, 1996, there were outstanding and entitled to vote at the Meeting 29,821,864 shares of common stock of the Company ("Common Stock" or "Company Common Stock"). Each share of Common Stock outstanding on such date entitles the shareholder of record to one vote on all matters submitted at the Meeting.

  The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum for the transaction of business at the Meeting.

          PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

  The following table lists, as of February 29, 1996, information as to the beneficial ownership of Common Stock by (i) each of the Company's directors,
(ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers as indicated in the Summary Compensation Table under "Compensation of Directors and Executive Officers--Executive Compensation" below, (iii) all directors and executive officers as a group, and
(iv) each person believed by the Company to beneficially own more than five percent (5%) of the Common Stock outstanding. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

  NAME AND ADDRESS                               AMOUNT         PERCENT OF
OF BENEFICIAL OWNER/1/                     BENEFICIALLY OWNED      CLASS
- ----------------------------------------   ------------------   -----------
Mark Hughes/2/                                 17,629,138          58.98%
1800 Century Park East
Century City, CA 90067

Dr. David B. Katzin/3/                            201,381            *
1800 Century Park East
Century City, CA 90067

Christopher Pair/4/                               115,000            *
1800 Century Park East
Century City, CA 90067

David R. Addis/5/                                 150,000            *
2101 L Street, N.W.
Washington, D.C.  20037

Michael Rosen/6/                                   95,000            *
1800 Century Park East
Century City, CA 90067

Paul Buxbaum                                            0            *
17337 Ventura Blvd
Suite 101
Encino, CA  91316

Edward Hall                                             0            *
Cruttenden Roth Incorporated
18301 Von Karman, Suite 100
Irvine, CA  92715

  NAME AND ADDRESS                               AMOUNT         PERCENT OF
OF BENEFICIAL OWNER/1/                     BENEFICIALLY OWNED      CLASS
- ----------------------------------------   ------------------   -----------
Alan Liker                                                  0        *
150 South Doheny Drive
Beverly Hills, CA  90211

Christopher M. Miner                                        0        *
Workstation Technologies
18010 Sky Park Circle
Irvine, CA 92714

All executive officers and
 directors as a group (10 persons)/7/              18,240,519      61.03%


_____________________
*Less than one percent (1%).

_____________________

/1/ The persons in this table have sole voting, investment, and dispositive power with respect to all shares of the Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

/2/ Includes 550,000 shares owned by the Herbalife Family Foundation, as to which Mr. Hughes acts as the sole trustee but has no pecuniary interest.

/3/ Includes 174,400 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

/4/ Includes an aggregate of 115,000 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

/5/ Includes 80,000 unvested restricted shares of Common Stock. See "Compensation of Directors and Executive Officers--Executive
     Compensation---Employment Contracts and Change in Control Arrangements."

/6/ Includes 60,000 unvested restricted shares of common stock and 35,000 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days.

/7/ Includes an aggregate of 374,400 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is presently comprised of seven members, all of whom hold office after election until the next annual meeting of shareholders, or until their respective successors are elected and qualified. Accordingly, all seven of the Company's directors are to be elected at the Meeting to one-year terms expiring in 1997.

  Each nominee has consented to being named in the Proxy Statement and to serve if elected. All of the nominees are currently serving as directors of the Company.

  Directors are elected by a plurality of the votes cast. It is the intention of the persons named in the enclosed form of proxy, unless authorization to do so is withheld, to vote FOR the election of the seven nominees listed below. If
                        ---
prior to the Meeting any nominee should become unavailable for election, an event which is not now anticipated by the Board of Directors, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the enclosed form of proxy in accordance with their judgment.

  Biographical information follows for each person nominated. Directors' ages are as of February 29, 1996.

  MARK HUGHES, 40, founded the Company's business in 1980. Since that time Mr. Hughes has controlled the operations of the business either as the sole individual general partner of the California limited partnership through which the business was conducted from inception to December 1985, as the President and Chairman of the Board of the California corporation through which the business was conducted for the interim period from October 1981 through August 1983, or as the President and Chairman of the Board of Herbalife of America, Inc., which was the corporate general partner of the California limited partnership from May through December 1985 and the corporation through which the business was conducted from January 1986 to November 1986. In November 1986, Mr. Hughes became Chairman of the Board, Chief Executive Officer and President of the Company (then called Sage Court Ventures, Inc.) when it acquired Herbalife of America, Inc. in a stock-for-stock reorganization and has continued in those positions since that time. Mr. Hughes serves on the Board of Directors of the Direct Selling Association, a national trade organization for direct sales companies.

  CHRISTOPHER PAIR, 41, joined the Company's predecessor in March 1985 as Executive Assistant to the President. From 1986 to 1989, he served as Vice President--Administration for the Company and its predecessors and supervised all administrative departments of the Company. In May 1991, Mr. Pair became the Company's Executive Vice President--International and Corporate Administration and Secretary, and is responsible for the Company's international development. Mr. Pair has been a director of the Company since May 1990. Prior to 1985, Mr. Pair served in various management positions with U.S. Leasing, Raytheon Data Systems and Consolidated Foods. Mr. Pair serves on the Board of Directors of the Direct Selling Educational Foundation and also serves on the Direct Selling Association Long Range Planning Committee. Mr. Pair received his B.S. and M.B.A. from the University of Redlands.

  MICHAEL ROSEN, 49, joined the Company in August 1993 and is currently the Executive Vice President--Corporate Marketing. Mr. Rosen's responsibilities include investor relations, external affairs, developing the Company's domestic and international sales and product literature and managing its expansion into catalog sales. Since 1986, Mr. Rosen has served as the Chief Executive Officer of Shop Television Network, a company which he founded. From February 1992 to September 1993, Shop Television Network was subject to a Chapter 11 reorganization proceeding. In

September 1993, the proceeding was dismissed without the necessity of confirming a reorganization plan and all creditors were fully repaid. Shop Television Network has no current operations. Mr. Rosen was elected a director of the Company in January, 1996.

  PAUL M. BUXBAUM, 41, is presently Executive Vice President of Buxbaum, Ginsberg and Associates, a nationwide retail and merchandising consulting firm based in California. In this capacity, Mr. Buxbaum has served as a consultant to a wide range of national, regional and local retail companies on all phases of their operations since 1984. He has also conducted evaluations of retailers, wholesale distributors and consumer product manufacturers for major financial institutions. Mr. Buxbaum was elected a director of the Company in August 1991. Mr. Buxbaum is also the Chairman of the Board of Ames Department Stores, Inc. Mr. Buxbaum serves on the Audit, Compensation, Stock Option, Finance and Business Development Committees of the Board.

  EDWARD J. HALL, 49, has served as the Chief Financial Officer of Cruttenden Roth Incorporated, an investment banking firm, since April 1995. He served in a similar capacity for H.J. Meyers & Co., Inc., an investment banking firm based in Beverly Hills, California from March 1991 through March 1995. Between May 1990 and March 1991, Mr. Hall, a certified public accountant, was an independent investor. From March 1988 through May 1990, Mr. Hall was an Executive Vice President of Angeles Corporation, an investment management firm. Prior to joining Angeles Corporation, Mr. Hall was with Deloitte & Touche, where he had been a partner in the Audit and Emerging Business Group since 1980. Mr. Hall was elected a director of the Company in March 1992. Mr. Hall serves on the Audit, Compensation, Stock Option, Finance and Business Development Committees of the Board.

  ALAN LIKER, 58, has served as a business advisor to a number of individuals and companies during the past several years, including currently Budget Rent-A-Car of Southern California. Until their sale in 1989, Mr. Liker was a director of Shaklee Corporation and its Japanese affiliate, Shaklee KK. From 1976 to 1980, he was a principal of Xerox Development Corporation, a strategic planning unit of Xerox Corporation. Mr. Liker was previously a law professor at the Harvard University, University of California (Los Angeles) and University of Southern California law schools. He was elected to the Company's Board in December 1993 and is currently also a director of Team Rental Group, Inc. Previously he was a director of First Charter Bank and Shop Television Network. Mr. Liker serves on the Finance Committee of the Board.

  CHRISTOPHER M. MINER, 44, co-founded Workstation Technologies, Inc., a leading developer of interactive communications software and hardware products, in 1989 and currently serves as director of that company. Prior to founding Workstation Technologies, from 1987 to 1989, Mr. Miner served as Chief Financial Officer of Technology Marketing, Inc., a custom electronic engineering organization and board level test product manufacturer. Prior to joining Technology Marketing, he served as Chief Financial Officer and Director for Media Systems Technology, Inc., a software manufacturer from 1981 to 1987. Mr. Miner received his M.B.A. from California State University in 1976. He was elected a director of the Company in March 1996.

ATTENDANCE AT MEETINGS

  The Board of Directors held 12 meetings and acted by unanimous written consent on 9 occasions during the fiscal year ended December 31, 1995. The Board has five standing committees, the Audit Committee, established in March 1992, the Compensation Committee, established in August 1991, the Stock Option Committee, established in September 1991, the Finance Committee, established in February 1994, and the Business Development Committee, established in April 1994. The Audit Committee recommends engagement of the Company's independent accountants, approves the services performed by such accountants and reviews and evaluates the Company's accounting systems and its system of internal accounting controls. The Compensation Committee makes recommendations to the full Board of Directors regarding levels and types of compensation of the Company's executive officers and administers the 1992 Executive Incentive Compensation Plan and the 1994 Performance-Based Annual Incentive Compensation Plan. See "Compensation of Directors and Executive Officers--Executive Compensation--Description of Certain
Plans."   The Stock Option Committee administers the Company's 1991 Stock Option
Plan. See "Compensation of Directors and Executive Officers--Executive Compensation--Description of Certain Plans." The Finance Committee reviews certain aspects of the Company's cash management systems. The Business Development Committee develops and investigates the Company's financing alternatives, tax planning structures and expansion opportunities. In 1995, the Audit, Compensation, Stock Option, Finance and Business Development Committees met and acted by unanimous written consent on 4 and 0, 3 and 4, 8 and 0, 1 and 0, and 0 and 0 occasions, respectively. In 1995, no director failed to attend at least 75% of the aggregate number of Board and committee meetings held during the period of his service.

OTHER KEY EMPLOYEES

  DR. DAVID B. KATZIN, 50, began providing services to the Company in 1985 and currently serves as its Executive Vice President, Chief Medical Affairs Officer and Chairman of the Herbalife Scientific Board. Dr. Katzin has 22 years experience in the health care field as an educator, physician and scientist.
Dr. Katzin conducted a private practice in Los Angeles from 1981 to 1989, dealing with preventive medicine, lifestyles and nutritional medicine. Dr. Katzin has conducted seminars, lectured publicly and written extensively on health care issues. Since 1983, he has served as medical director and owner of Westwood Medical Group, a multi-discipline medical practice in Los Angeles. Westwood Medical Group has not been an active practice since March 1989. Since 1985, Dr. Katzin has performed consulting services for the Company through a contractual arrangement between the Company and Nutrient Research Consultants Ltd., a California corporation which is wholly owned by him. See "Certain Transactions." Dr. Katzin was elected a director of the Company in May 1990 and served on the Board through March 1996. Dr. Katzin received his Ph.D. in cardiovascular physiology and his M.D. from the University of California at Los Angeles.

  DAVID R. ADDIS, 47, became Chief Counsel of the Company in December 1992. From 1979 to 1992, he was a member of the Washington, D.C. law firm of Dickstein, Shapiro and Morin. While at that firm, Mr. Addis provided legal services to the Company. Previously, Mr. Addis was a Senior Trial Attorney for the U.S. Department of Justice and was an Assistant U.S. Attorney for the District of Columbia. Mr. Addis received his B.S. degree from Northwestern University and his J.D. degree from Yale Law School.

  TIMOTHY GERRITY, 45, joined the Company in May 1985 and is currently the Senior Vice President and Chief Financial Officer. Mr. Gerrity, a certified public accountant, is responsible for the accounting and finance operations of the Company. His previous experience includes management positions with Wickes Corporation, Deloitte & Touche, and Fluor Corporation. Mr. Gerrity received his B.S. degree from California State University at Northridge and his M.B.A. from the University of Southern California.

  All of the officers and directors of the Company are subject to a permanent injunction entered in October 1986 pursuant to the settlement of an action instituted by the California Attorney General, the State Health Director and the Santa Cruz County District Attorney. The Company consented to the entry of this injunction without in any way admitting the allegations of the complaint. The injunction prevents the Company and such officers and directors from making certain specified claims in future advertising of the Company's products and requires the Company to implement certain documentation systems with respect to payments to the Company's distributors. At the same time, the injunction does not prevent the Company from continuing to make certain specified claims concerning its products which have been and are being made, provided that it has a reasonable basis for making such claims.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

  Effective January 1996, each director who is not an officer of or consultant to the Company receives $45,000 per year for his services as a director plus, effective May 1994, $5,000 per year for each committee of the Board on which he serves ($10,000 if he serves as chairman of that committee). From December 1992 to April 1994, the additional amount paid to directors for their services on committees of the Board was $10,000 per year for any one or more committees of the Board. Any outside directors serving on the board of any of the foreign subsidiaries of the Company are paid fees of $2,500 annually for each such board on which they serve. Additionally, the Board authorized the issuance, as of April 19, 1993, to each of Messrs. Buxbaum and Hall of a cash-only stock appreciation right ("SAR") covering 25,000 shares of Common Stock. The SARs vest in annual installments and are automatically exercised and redeemed on the date of vesting of each installment. The amount payable upon each such automatic exercise is equal to the fair market value of the Common Stock on the date of exercise less the "exercise price" of $9.00 (the closing sale price of the Common Stock on April 19, 1993) in the case of the installments that vested in 1994 and 1995 and $7.375 (the closing sale price of the Common Stock on November 1, 1995, the effective date of a repricing of the SARs) in the case of the installments that will vest thereafter, in each case multiplied by the number of SARs being exercised and redeemed. In addition, the Board authorized the issuance, as of November 1, 1995, to each of Messrs. Buxbaum, Hall and Liker of a cash-only SAR covering 10,000 shares of Common Stock. The SARs vest in five annual installments and are automatically exercised and redeemed on the date of vesting of each installment for an amount equal to the fair market value of the Common Stock on such date less the "exercise price" of $7.375 (the closing sale price of the Common Stock on November 1, 1995) multiplied by the number of SARs being exercised and redeemed. Directors who are also officers or consultants receive no separate compensation for their services as directors.

EXECUTIVE COMPENSATION

(1)  SUMMARY COMPENSATION TABLE

  The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and four additional most highly compensated executive officers (including, for this purpose, a consultant to the Company; see footnote 5 to the table below) whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1995 (the "Named Officers").

                                                                                   LONG-TERM COMPENSATION
                                                                           -------------------------------------
                              ANNUAL COMPENSATION                                    AWARDS            PAYOUTS
                              ----------------------------------------------------------------------------------
      (a)                (b)      (c)         (d)              (e)               (f)         (g)         (h)             (i)
                                                                                            Sec's.
   Name and                                                                  Restricted    Udrlying
   Principal                                              Other Annual         Stock       Options/     LTIP          All Other
   Position             Year   Salary($)  Bonus($)(1)  Compensation($)(2)  Award(s)($)(3)  SARs(#)    Payouts($)  Compensation($)(4)
- ------------------------------------------------------------------------------------------------------------------------------------
MARK HUGHES             1995   $999,211   $--             $--                 $--             --      $--             $20,418
President and           1994  1,000,000   2,018,000        --                  --             --       --              20,525
Chief Executive         1993  1,499,992   1,991,436        --                  --             --       --               4,381
Officer

DR. DAVID B. KATZIN     1995  1,002,564      --            --                  --           40,000     --               4,281
Executive Vice          1994    814,279     342,000        --                  --             --       --               5,857
President(5)            1993    516,666     450,000        --                  --          300,000     --               2,475

DAVID R. ADDIS          1995    500,006      --            --                  --           35,000     --              14,872
Chief Counsel           1994    500,006     302,000        --                  --             --       --              10,063
                        1993    500,006     350,000        --                  --             --       --               3,113

                                                                             LONG-TERM COMPENSATION
                                                                   ------------------------------------------------
                                     ANNUAL COMPENSATION                       AWARDS               PAYOUTS
                              -------------------------------------------------------------------------------------

      (a)               (b)      (c)       (d)               (e)              (f)           (g)          (h)            (i)
                                                                                           Sec's.
   Name and                                                                 Restricted     Udrlying
   Principal                                             Other Annual        Stock         Options/     LTIP         All Other
   Position             Year   Salary($)  Bonus($)(1)  Compensation($)(2)  Award(s)($)(3)  SARs(#)    Payouts($)  Compensation($)(4)
- ------------------------------------------------------------------------------------------------------------------------------------
CHRISTOPHER PAIR       1995  647,116      --             --                  --           32,500      --          22,294
Executive Vice         1994  496,160    450,000          --                  --            --         --          20,019
 President
International and      1993  300,014    300,000          --                  --          150,000      --          16,432
 Corporate
Administration and Secretary

MICHAEL ROSEN          1995  496,160      --           600,000               --           25,000      --          17,058
Executive Vice         1994  399,049    104,000          --                  --          175,000      --           7,762
 President
Corporate Development  1993  121,158     20,260          --              1,300,000         --         --           2,592
- -------------------------


(1) 1994 amounts (other than for Mr. Pair) include bonuses earned under the Company's 1994 Performance-Based Annual Incentive Compensation Plan. The 1994 amount for Mr. Pair, a portion of the 1994 amount for Dr. Katzin and all 1993 amounts (other than for Mr. Hughes) include bonuses paid under a bonus program falling within the framework of the Company's 1992 Executive Incentive Compensation Plan. The 1993 amount for Mr. Hughes was paid pursuant to an incentive formula described in the paragraph following this table. See "Description of Certain Plans" and "Compensation Committee Report."

(2) For each individual named, excludes perquisites, other personal benefits, securities and property, which did not exceed in any year the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual for such year. In the case of Mr. Rosen, the listed amount reflects deferred compensation pursuant to a Deferred Compensation Agreement between the Company and Mr. Rosen -- see "Employment Contracts and Change in Control Arrangements."

(3) Reflects the issuance of a 100,000 share restricted stock grant to Mr. Rosen in August 1993. Vesting of the restricted stock occurs in cumulative 20% installments commencing one year from the date of issuance, with full vesting occurring on the fifth anniversary date. As of December 31, 1995, the aggregate remaining stock holdings of 60,000 shares had a value of $517,500 at the then current market value (as represented by the closing price of the Company's Common Stock at December 31, 1995), without giving effect to the diminution of value attributed to the restrictions on such stock. Regular dividends are paid on the restricted shares reported in this column. No restricted shares were awarded to Mr. Rosen in 1995 or 1994.

(4) For 1995, these amounts represent payments under the Company's 401(k) Tax-Sheltered Savings Plan, Executive Medical Plan, Executive Long Term Disability Plan and Executive Life Insurance Plan. See "Description of Certain Plans." Amounts with respect to the 401(k) Tax-Sheltered Savings Plan were $4,913 and $4,913 for Mr. Pair and Mr. Rosen, respectively; amounts with respect to the Executive Medical Plan were $2,451, $3,363, $1,096, $9,429 and $2,694 for Mr.
Hughes, Dr. Katzin, Mr. Addis, Mr. Pair and Mr. Rosen, respectively; amounts with respect to the Executive Long Term Disability Plan were $4,093, $7,903, $6,057 and $5,802 for Mr. Hughes, Mr. Addis, Mr. Pair and Mr. Rosen, respectively; and amounts with respect to the Executive Life Insurance Plan were $13,874, $918, $5,873, $2,526 and $3,649 for Mr. Hughes, Dr. Katzin, Mr. Addis,
Mr. Pair and Mr. Rosen, respectively. For 1994, these amounts represent payments under the Company's 401(k) Tax-Sheltered Savings Plan, Executive Medical Plan, Executive Long Term Disability Plan and Executive Life Insurance Plan. Amounts with respect to the 401(k) Tax-Sheltered Savings Plan were $10,550 for Mr. Pair; amounts with respect to the Executive Medical Plan were $8,173, $5,238, $124, $4,839 and $4,000 for Mr. Hughes, Dr. Katzin, Mr. Addis,
Mr. Pair and Mr. Rosen, respectively; amounts with respect to the Executive Long Term Disability Plan were $4,462, $2,039 and $1,210 for Mr. Addis, Mr. Pair and Mr. Rosen, respectively; and amounts with respect to the Executive Life Insurance Plan were $12,352, $620, $5,477, $2,591 and $2,552 for Mr. Hughes, Dr.
Katzin, Mr. Addis, Mr. Pair and Mr. Rosen, respectively. For 1993, amounts represent payments under the Company's 401(k) Tax-Sheltered Savings Plan, Executive Medical Plan, Executive Long Term Disability Plan and Executive Life Insurance Plan. Amounts with respect to the 401(k) Tax-Sheltered Savings Plan were $9,018 for Mr. Pair; amounts with respect to the Executive Medical Plan were $3,841, $1,982, $882 and $4,578 for Mr. Hughes, Dr. Katzin, Mr. Addis and Mr. Pair, respectively; amounts with respect to the Executive Long Term Disability Plan were $540, $2,231, $2,039 and $2,403 for Mr. Hughes, Mr. Addis, Mr. Pair and Mr. Rosen, respectively; and amounts with respect to the Executive Life Insurance Plan were $493, $798 and $189 for Dr. Katzin, Mr. Pair and Mr. Rosen, respectively.

(5) Dr. Katzin has served as Executive Vice President and Chief Medical Affairs Officer of the Company since March 1996. In 1995, Dr. Katzin was not an executive officer of the Company but was a director of and served as a consultant to the Company through March 1996. See "Management--Directors and Executive Officers." Dr. Katzin provided a variety of consulting and related services to the Company through his wholly-owned company, Nutrient Research Consultants, Ltd. See "Certain Transactions." As a consequence of these business relationships, Dr. Katzin devoted a substantial portion of his working time to Company matters and, as a result, was reflected in the table above. The amounts reflected as "salary" for Dr. Katzin are the amounts of contractual consulting payments made to his wholly-owned consulting firm, and the amounts reflected as "bonus" are the amounts of an award under a bonus program falling within the framework of the Company's 1992 Executive Incentive Compensation Plan for 1993 and a similar such award plus an award under the Company's 1994 Performance-Based Annual Incentive Compensation Plan for 1994.

  In order to facilitate the completion of the Company's October 1993 offering of Common Stock, Mr. Hughes, the majority stockholder of the Company, agreed with the Compensation Committee of the Board of Directors that, following the completion of the offering but effective for the entire year, his compensation for 1993 would consist of (i) a base salary of $1.5 million, (ii) an incentive bonus of $20,000 for each one percent increase in the Company's primary earnings per share in 1993 as compared to 1992 (prorated based upon any fractional increase in primary earnings per share), and (iii) perquisites and reimbursement for expenses in accordance with the Company's prior practice. For 1995 and 1994, in order to preserve the deductibility by the Company of his compensation for tax purposes, Mr. Hughes agreed to a further reduction in his salary, to $1,000,000, and his bonus for 1994 was paid under the Company's 1994 Performance-Based Annual Incentive Compensation Plan.

  (2) OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table sets forth grants of stock options during the fiscal year ended December 31, 1995 to the Named Officers. No stock appreciation rights were granted during such fiscal year.

                                                Individual Grants
- --------------------------------------------------------------------------------------------------------

            (a)               (b)                 (c)             (d)           (e)           (f)

                                              Percentage of
                                                  Total
                                              Options/SARs
                           Options/SARs        Granted to      Exercise or                  Grant Date
                             Granted          Employees in     Base Price     Expiration     Present
           Name               (#)(1)          Fiscal Year      ($/Sh) (2)       Date       Value ($)(3)
- ------------------------   ------------       -------------    -----------    ----------   -----------
Mark Hughes.............             --                  --             --            --      $     --
Dr. David B. Katzin.....         40,000                3.69%         7.375       11/1/05       124,800
David R. Addis..........         35,000                3.23%         7.375       11/1/05       109,200
Christopher Pair........         32,500                3.00%         7.375       11/1/05       101,400
Michael Rosen...........         25,000                2.31%         7.375       11/1/05        78,000

- -------------------

(1) All options granted in 1995 are exercisable in cumulative 50% installments commencing one year from date of grant, with full vesting occurring on the second anniversary date.

(2) All options were granted based on the closing price for the Company Common Stock (as reported in the Wall Street Journal) at the date of grant.

(3)  Valuation based upon the Black-Scholes pricing model. Assumptions include:
     0.58 price volatility, 5.99% risk-free rate of return, 8% dividend yield and exercise at the end of the 10 year term. No adjustment was made for non-transferability or risk of forfeiture.

(3) AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth information with respect to shares acquired on exercise and unexercised options to purchase Common Stock granted in fiscal 1995 and prior years.

         (a)                   (b)              (c)                   (d)                           (e)
                                                                Number of Shares
                                                             Underlying Unexercised        Value of Unexercised
                                                                Options/SARS at          In-the-Money Options/SARS
                         Shares Acquired       Value          Fiscal Year-End (#)        at Fiscal Year-End ($)(1)
        Name             on Exercise (#)    Realized ($)   Exercisable/Unexercisable     Exercisable/Unexercisable
- ----------------------   ----------------   ------------   --------------------------   ---------------------------
Mark Hughes                           --     $       --           --              --   $     --           $     --
Dr. David B. Katzin              134,400        709,464      167,200         274,400    485,314            639,578
David R. Addis                        --             --           --          35,000         --             41,562
Christopher Pair                  90,000      1,241,700      115,000         177,500    298,937            373,156
Michael Rosen                         --             --       35,000         165,000     41,562            195,937
- ----------------------

(1) Represents the difference between the market price of the Company Common Stock on December 31, 1995 and the exercise price of the options.

(4)  TEN YEAR OPTION/SAR REPRICINGS

  The following table sets forth information with respect to the repricing of options held by any current executive officer of the Company at any time during the last ten fiscal years of the Company.

                                      NUMBER OF                                                         LENGTH OF
                                     SECURITIES       MARKET PRICE                                      ORIGINAL
                                     UNDERLYING        OF COMMON       EXERCISE PRICE                  OPTION TERM
                                    OPTIONS/SARS     STOCK AT TIME       AT TIME OF         NEW       REMAINING AT
                                     REPRICED OR      OF REPRICING      REPRICING OR     EXERCISE        DATE OF
                                       AMENDED             OR            AMENDMENT         PRICE      REPRICING OR
         NAME              DATE          (#)           AMENDMENT            ($)             ($)         AMENDMENT
         (a)               (b)           (c)               ($)              (e)             (f)            (g)
                                                           (d)
- -------------------------------------------------------------------------------------------------------------------
Mark Hughes                --             --               $--              $--             $--            --
Dr. David B. Katzin      11/1/95        300,000           7.375            15.25          7.375         3 years,
                                                                                                        1 month
David R. Addis              --            --                --               --            --              --
Christopher Pair         11/1/95         60,000           7.375             8.87          7.375         2 years
                                        150,000           7.375            15.25          7.375         3 years,
                                                                                                        1 month
Michael Rosen            11/1/95        175,000           7.375            19.875         7.375         3 years,
                                                                                                        9 months
Timothy Gerrity          11/1/95         50,000           7.375            15.25          7.375         3 years,
                                                                                                        1 month
===================================================================================================================

(5)  DESCRIPTION OF CERTAIN PLANS

1994 Performance-Based Annual Incentive Compensation Plan

  Subject to shareholder approval at the Meeting, the Board of Directors has approved certain amendments to the 1994 Performance-Based Annual Incentive Compensation Plan (the "1994 Plan"), including an amendment to allow the Company the option of paying awards under the 1994 Plan in Common Stock. See
"Proposal 2 - Approval of Amended and Restated 1994 Performance-Based Annual Incentive Compensation Plan." The full text of the 1994 Plan, with the proposed amendments indicated by cross-outs and underlines, is attached to this Proxy Statement as Appendix A. The following summary is qualified in its entirety by reference to the actual text of the 1994 Plan.

  The purpose of the 1994 Plan is to provide additional compensation as an incentive to certain key executives and consultants to attain specified performance objectives of the Company and its subsidiary and affiliated corporations and to ensure the continued availability of their full-time or part-time services to the Company. Specifically, the individuals entitled to participate in the 1994 Plan are those executive officers and consultants of the Company whose compensation might be required to be included in the Company's proxy materials in connection with its annual meeting of shareholders in the year following the conclusion of an award period, as determined by the committee administering the 1994 Plan. In addition, the proposed amendments to the 1994 Plan would permit the committee administering the 1994 Plan to designate other executive officers and consultants to participate in the 1994 Plan.

  The 1994 Plan will be administered by the Compensation Committee of the Company's Board, so long as that committee consists entirely of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or, if that committee fails to consist entirely of "outside directors," then by another committee of at least two members of the Board entirely so consisting that is designated by the Board to administer the 1994 Plan (in either event, the "1994 Plan Committee"). Subject only to the specific provisions of the 1994 Plan, the 1994 Plan Committee is vested with full powers of administration. The proposed amendments to the 1994 Plan would permit the 1994 Plan Committee to consist of members of the Board who do not qualify as "outside directors" under the Code. However, the board members who currently administer the 1994 Plan qualify as "outside directors" under the Code, and the Board of Directors does not currently intend to appoint individuals to the 1994 Plan Committee who are not both "outside directors" under the Code and "disinterested directors" within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  The amount of an available award to a participant or the aggregate amount of available awards to all participants for each award period is determined based upon an objective computation (the "Formula") of the actual performance of the Company relative to pre-established performance goals. The performance goal or goals included in the Formula for each award period is selected by the 1994 Plan Committee from among the following performance measures: level of retail sales (in the aggregate or for a particular category or categories of retail sales); net cash flow; net income; operating income; earnings per share; return on sales; reduction in expenditure levels for a particular category or categories of expenses versus a prior period; return on total capital; and return on equity. The proposed amendments would add to the foregoing list of performance measures a measure based on the increase in the Common Stock price over a specified period.

  The 1994 Plan Committee determines the performance measure or measures, the performance goal or goals and all computations included within each Formula, each of which may be different for different award periods or for different participants within a single award period. The 1994 Plan Committee does not have the discretion to increase any award to an amount in excess of that determined in accordance with the 1994 Plan and the Formula applicable to a particular award period. However, the 1994 Plan Committee, may, in its discretion, (a) designate in advance a maximum dollar award for any award period with respect to any participant, and/or (b) designate in advance that certain other incentive award payments (under the 1994 Plan or otherwise) made to a participant will be deducted from award amounts otherwise earned under the 1994 Plan. In addition, the proposed amendments would grant the 1994 Plan Committee the discretion to decrease any award under the 1994 Plan. Notwithstanding anything in the 1994 Plan to the contrary, no participant is entitled to earn in excess of $10 million under the 1994 Plan with respect to any single calendar year.

  Award periods under the 1994 Plan may be quarters, calendar years or such other periods as the 1994 Plan Committee may designate. All award periods, performance measures, performance goals and other aspects of each Formula are designated in advance of the commencement of each award period by the 1994 Plan Committee, except as otherwise permitted by the regulations under Section 162(m). The proposed amendments would expressly permit the determinations based on a calendar year award period to be made by the 1994 Plan Committee on or before March 31 of the calendar year.

  To be entitled to receive a full award with respect to an award period, a participant must continue to be employed by the Company or rendering services to the Company on the last day of such award period. With respect to participants whose service relationship terminates during an award period, the 1994 Plan Committee provides for prorated awards based upon satisfaction of performance goals for the entire award period, with the proration formula to be set by the 1994 Plan Committee in its discretion in advance of the commencement of each award period. In addition, no award can be paid unless the 1994 Plan Committee certifies that the objective performance goal or goals for the award have been satisfied and that the amount of the award is no greater than that dictated by the Formula for the applicable award period. The 1994 Plan Committee makes such determinations by means of written resolutions of the 1994 Plan Committee that are maintained in the records of the Company.

  The 1994 Plan currently provides that awards be made in cash. The proposed amendments to the 1994 Plan would provide that awards pursuant to the 1994 Plan may be made, at the discretion of the 1994 Plan Committee, in cash, through the issuance of shares of Common Stock, or through a combination of both methods. The proposed amendments further provide that the total number of shares of Common Stock that may be issued under the 1994 Plan in any fiscal year of the Company, and the total number of shares of Common Stock that may be issued under the 1994 Plan in any fiscal year of the Company to any single participant, may not exceed 5% of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year.

  Awards under the 1994 Plan are subject to withholding for applicable employment and income taxes. The 1994 Plan Committee may, in its discretion and subject to the consent of each affected participant, approve the advance of all or a portion of a target cash award to a participant prior to the conclusion of an award period. Each such advance, if made, is a full recourse obligation of the participant and bears interest from the date of the advance until repaid or deemed earned at the applicable Federal rate (as specified in the 1994 Plan) for loans of comparable term. Each such advance is evidenced by a promissory note executed by the participant and delivered to the Company.

  The 1994 Plan will continue in place until terminated by the Board of Directors. The Board of Directors may from time to time amend, suspend or terminate in whole or in part any or all of the provisions of the 1994 Plan; provided, however, that no such action will adversely affect the right of any participant with respect to (a) any award to which he or she may have become entitled under the 1994 Plan prior to the effective date of such amendment, suspension or termination, or (b) any award period that commenced prior to the taking of such action by the Board.


1992 Executive Incentive Compensation Plan

  In 1992, the Board adopted the Herbalife International, Inc. Executive Incentive Compensation Plan (as amended in 1993, the "1992 Plan"). Subject to shareholder approval at the Meeting, the Board of Directors has approved certain amendments to the 1992 Plan, including an amendment to allow the Company the option of paying awards under the 1992 Plan in Common Stock. See "Proposal 3 -- Approval of 1992 Amended and Restated Executive Incentive Compensation Plan."

  Eligible participants under the 1992 Plan consist of the Company's executive vice presidents, vice presidents, country managers and other executive officers and key employees (other than the Company's Chief Executive Officer and President) and consultants as designated by the Chief Executive Officer in conjunction with the committee administering the 1992 Plan.

  The 1992 Plan will be administered by the Compensation Committee of the Company's Board (the "1992 Plan Committee") in conjunction with the Chief Executive Officer. The proposed amendments to the 1992 Plan would permit the 1992 Plan Committee to consist of other members of the Board. However, the current members of the 1992 Plan Committee are the members of the Compensation Committee, and the Board of Directors does not currently intend to appoint individuals to the 1992 Plan Committee who are not "disinterested directors" within the meaning of Rule 16b-3(c) under the Exchange Act. In addition, the proposed amendments would provide that notwithstanding any contrary provision of the 1992 Plan, any awards of Common Stock under the 1992 Plan would be determined and administered solely by the 1992 Plan Committee.

  The 1992 Plan provides for the payment of bonuses to participants for each year that the 1992 Plan is in effect, beginning with 1992. Awards are made to participants based upon the extent to which certain corporate performance goals and individual performance goals (set in advance by the Chief Executive Officer together with, in the case of corporate performance goals, the 1992 Plan Committee) are met. If a goal applicable to a participant is exceeded or not met, then the participant is entitled to receive an award in excess of, or a pro rata portion of, as applicable, the targeted amount. In addition, the 1992 Plan Committee, in conjunction with the Chief Executive Officer, may make discretionary awards to participants. To be eligible for payment with respect to a particular award period, a participant is required to be employed by the Company on the last day of such award period. The proposed amendments to the 1992 Plan would permit the Chief Executive Officer and the 1992 Plan Committee to make exceptions to this eligibility requirement.

  The 1992 Plan currently provides that awards be made in cash. The proposed amendments to the 1992 Plan would provide that awards pursuant to the 1992 Plan may be made, at the discretion of the 1992 Plan Committee, in cash, through the issuance of shares of Common Stock, or through a combination of both methods. The proposed amendments further provide that the total number of shares of Common Stock that may be issued under the 1992 Plan in any fiscal year of the Company, and the total number of shares of Common Stock that may be issued under the 1992 Plan in any fiscal year of the Company to any single participant, may not exceed the excess of (i) 5% of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year, over (ii) the number of shares of Common Stock issued during the prior fiscal year pursuant to the 1994 Plan.

  The Board of Directors may from time to time amend, suspend or terminate in whole or in part any or all of the provisions of the 1992 Plan; provided, however, that no such action will adversely affect the right of any participant with respect to any award to which he or she may have become entitled under the 1992 Plan prior to the effective date of such amendment, suspension or termination. The proposed amendments provide that the 1992 Plan will continue in place until terminated by the Board of Directors.

  For 1994 and 1995, the Company utilized a bonus arrangement falling within the framework of the 1992 Plan, although the Named Officers did not participate in the 1992 Plan for 1995. See "Compensation Committee Report -- Annual Incentive Compensation." The 1992 Plan is expected to continue to be utilized with respect to certain executives for future periods.

1991 Stock Option Plan

  General

  Subject to shareholder approval at the Meeting, the Board of Directors has approved certain amendments to the 1991 Stock Option Plan (the "Option Plan"), including an amendment to remove certain eligibility restrictions for participation in the Option Plan and an amendment to increase the aggregate number of shares which may be issued upon exercise of all options under the Option Plan. See "Proposal 4 -- Approval of Amended and Restated 1991 Stock Option Plan."

  The Option Plan currently permits the granting to key employees, directors, consultants and other persons of stock options to purchase up to 3,500,000 shares of Common Stock. However, currently options may not be granted to any person who owns shares possessing more than 10% of the total voting power of all classes of capital stock of the Company. The proposed amendments would eliminate this restriction.

  The purpose of the Option Plan is to secure for the Company and its shareholders the benefits arising from stock ownership by key employees, directors, consultants and other persons selected by the Stock Option Committee of the Board of Directors. As of February 29, 1996, approximately 70 persons were eligible to participate in the Option Plan.

  The Option Plan will be administered by the Stock Option Committee of the Company's Board, which is required to be composed of "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. The proposed amendments to the Stock Option Plan would permit the Stock Option Committee to consist of members of the Board who were not "disinterested persons." However, the Board of Directors does not currently intend to appoint individuals to the Stock Option Committee who are not both "disinterested directors" within the meaning of Rule 16b-3(c) under the Exchange Act and "outside directors" within the meaning of Section 162(m) under the Code. Currently, the Stock Option Committee consists of Messrs. Hall and Buxbaum.

  Options under the Option Plan may be designated as "incentive stock options" for federal income tax purposes or as options which are not qualified for such treatment, or "non-qualified stock options." See "Federal Income Tax Matters" below.

  All options granted under the Option Plan are non-transferable and exercisable in installments determined by the Stock Option Committee, except that each option is to be exercisable in minimum annual installments of 20% commencing with the first anniversary of the option's grant date. Each option granted has a term specified in the option agreement, but all options expire no later than ten years from the date of grant. Incentive stock options granted to a person holding more than 10% of the total voting power of the Company's capital stock must expire within five years from the date of grant.

  In the case of incentive stock options, the exercise price must be at least equal to 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price for incentive stock option grants to a person holding more than 10% of the total voting power of the Company's capital stock must equal 110% of the fair market value of the Common Stock. The exercise price of a non-qualified option need not be equal to the fair market value of the Common Stock at the date of grant, but may be granted with any exercise price which is not less than 85% of fair market value at the time the option is granted, as the Stock Option Committee may determine. Upon exercise of any option, the purchase price must generally be paid in full either in cash or by certified or cashier's check. However, in the discretion of the Stock Option Committee, the terms of a stock option grant may permit payment of the purchase price by means of (i) cancellation of indebtedness owed by the Company,
(ii) delivery of shares of Common Stock already owned by the optionee (valued at fair market value as of the date of exercise), (iii) delivery of a promissory note secured by the shares issued, (iv) delivery of a portion of the shares issuable upon exercise (i.e., exercise for the "spread" on the option payable in shares), or (v) any combination of the foregoing or any other means permitted by the Stock Option Committee.

  No participant in the Option Plan may be awarded, during any single calendar year, stock options with respect to more than 500,000 shares of Common Stock. The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any employee under the Option Plan (or any other incentive stock option plan of the Company) which may become exercisable for the first time in any one calendar year may not exceed $100,000.

  Federal Income Tax Matters

  As stated above, participants in the Option Plan may be granted either "incentive" stock options (qualified as such under the Code) or "non-incentive" stock options (customarily referred to as "non-qualified" stock options). Persons who receive non-qualified stock options under the Option Plan will realize no tax consequence upon receipt. On the date of option exercise, however, the optionee will generally have income (and the Company will have a deduction) equal to the excess of (a) the fair market value of the stock received upon such date less (b) the option exercise price. If the stock acquired upon exercise of the option is non-transferable and subject to a "substantial risk of forfeiture," however, the taxable event will generally be delayed to the earliest of the date on which the stock becomes transferable or the date on which the risk of forfeiture ends, at which time the participant will be taxed on the excess of the stock's fair market value on such date over the cost of such stock, and the Company will be entitled to an equal deduction at that time.

  In the case of an incentive stock option, however, the employee will generally not have taxable income (although the alternative minimum tax may apply, as described below) upon exercise or lapse of any forfeiture restrictions or transfer restrictions. The employee will be taxed only upon the sale of stock received on the incentive option exercise. If the employee holds the stock for more than one year after exercise and two years after option grant, the employee's gain will generally be long-term capital gain, and the Company will not be entitled to a deduction for compensation paid. Any earlier sale will result at least in part in ordinary income to the employee and a deduction for the Company equal to the amount of ordinary income recognized by the employee. Depending upon a particular option holder's circumstances, there may be a favorable differential tax rate applicable to long-term capital gains.

  Upon exercise of incentive stock options, the alternative minimum tax may apply to optionees because the excess of the fair market value of the shares received over the exercise price of an incentive stock option constitutes an item of tax preference. The alternative minimum tax may produce a higher tax than the regular income tax applicable to an optionee.

  The above summary of tax matters is general in scope and does not apply to every specific transaction which may arise. Moreover, the rules of government taxation of non-qualified and incentive stock options are complex, and the statement of tax consequences set forth herein is necessarily general. Finally, Congress is considering many additional proposals to change the tax laws, and the interpretation of existing laws and any additional revisions ultimately adopted could significantly alter the tax requirements and effects covered in this discussion.

Deferred Compensation Plans

  The Company maintains two deferred compensation plans for select groups of management or highly compensated employees: the Herbalife Management Deferred Compensation Plan, effective January 1, 1996 (the "Management Plan", applicable to eligible employees below the rank of Senior Vice President) and the Herbalife Senior Executive Compensation Plan, effective January 1, 1996 (the "Senior Executive Plan", applicable to eligible employees at the rank of Senior Vice President and higher) (collectively with the Management Plan, the "Deferred Compensation Plans"). The Deferred Compensation Plans allow eligible employees, who are selected by the administrative committee that manages and administers the plans (the "Deferred Compensation Committee"), to elect annually to defer up to fifty percent (50%) of their base annual salary and up to one hundred percent (100%) of their annual bonus for each calendar year (the "Annual Deferral Amount"). The Company makes matching contributions on behalf of each participant in the Senior Executive Plan ("Company Matching Contributions") of one hundred percent (100%) of the amount deferred by each such participant up to ten percent (10%) of the participant's base annual salary. Each participant in either Deferred Compensation Plan has at all times a fully vested and nonforfeitable interest in each year's contribution, including interest credited thereto, and in any Company Matching Contributions, if applicable. In connection with a participant's election to defer an Annual Deferral Amount, the participant may also elect to receive a short-term payout, equal to the Annual Deferral Amount plus interest and payable five or more years from the first day of the year in which the Annual Deferral Amount is actually deferred. Subject to the short term payout provision and certain exceptions for unforeseeable financial emergencies, a participant may not withdraw, without incurring a ten percent (10%) withdrawal penalty, all or any portion of his or her account under the Deferred Compensation Plans prior to the date that such participant either
(a) is determined by the Deferred Compensation Committee to have incurred permanent and total disability or (b) terminates employment with the Company.

401(k) Tax-Sheltered Savings Plan

  The Company maintains a qualified "savings plan" pursuant to Section 401(k) of the Code. This plan allows any employee who has completed one year of employment with the Company to contribute each pay period from 2% to 17% of the employee's earnings for investment in annuity contracts and mutual funds. The maximum aggregate contribution of all participating employees for any calendar year may not exceed 20% of the total earnings paid to such participants during each such year. The Company makes contributions to the plan matching each employee's contribution up to 3% of the employee's earnings. The plan also imposes certain restrictions on the aggregate amount which may be contributed by higher-paid employees in relation to the amount contributed by the remaining employees. A participating employee is fully vested at all times in his or her contribution and in the interest credited to such employee's account. However, the employee may not withdraw all or any portion of his or her account prior to the date that such employee either (a) incurs total and permanent disability or
(b) terminates employment with the Company. The employee is not fully vested in the Company's matching contributions until he or she has completed seven years of service with the Company.

Executive Medical Plan

  The Executive Medical Plan is an insured hospital and medical reimbursement plan covering executives and key employees and their dependents during the executive's or employee's employment by the Company. The Plan provides coverage of medical expenses incurred beyond the Company's basic plan. For the fiscal year ended December 31, 1995, the Plan's cost to the Company was an aggregate of approximately $19,000.

Executive Long-Term Disability Plan

  The Executive Long-Term Disability Plan is an insured disability plan covering executives and key employees. It provides for extended disability insurance for such participants with premiums paid by the Company. For the fiscal year ended December 31, 1995, the Plan's cost to the Company was an aggregate of approximately $24,000.

Executive Life Insurance Plan

  The Executive Life Insurance Plan covers executives and key employees and provides for life insurance benefits in excess of those available under the Company's basic plan. Premiums are paid by the Company. For the fiscal year ended December 31, 1995, the Plan's cost to the Company was an aggregate of approximately $27,000.

(6)  EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

  Effective as of December 1, 1992, the Company entered into a five-year Employment Agreement (as amended, the "Addis Agreement") with David R. Addis, engaging him as the Chief Counsel of the Company. For his services, Mr. Addis is entitled to receive an annual salary of $500,000, subject to upward adjustment by the Chief Executive Officer of the Company. In addition, Mr. Addis is entitled to participate in incentive compensation plans on the same basis as other comparable level executives. At the time his employment commenced, Mr. Addis received a 200,000 share restricted stock grant. Such shares vest in cumulative annual installments of 20% commencing on January 1, 1994 (except with respect to the January 1, 1995 tranche, the vesting of which was deferred to April 1, 1995).

  The Addis Agreement provides that Mr. Addis is entitled to certain other benefits paid for by the Company, including, among other things, an automobile allowance and participation in various benefit plans.

  Under the Addis Agreement, if the Company terminates Mr. Addis's employment at any time during the term of the Addis Agreement without cause (as defined in such agreement), it must pay him (in addition to other accrued amounts and benefits), an amount equal to one year of base compensation. In addition, if such a termination were to occur following Mark Hughes' ceasing to serve as the Chief Executive Officer of the Company or certain other defined change-of-control events, then Mr. Addis's restricted stock grant would fully vest.

  Effective as of April 3, 1994, the Company entered into a five-year Employment Agreement (the "Pair Agreement") with Christopher Pair, engaging him as Executive Vice President of International and Corporate Administration of the Company. For his services, Mr. Pair is entitled to receive an annual salary of $650,000 subject to upward adjustment as the Board or the Compensation Committee of the Board deems appropriate. In addition, Mr. Pair is entitled to participate in incentive compensation plans on the same basis as other comparable level executives.

  The Pair Agreement provides that Mr. Pair is entitled to certain other benefits paid for by the Company, including, among other things, an automobile allowance, reimbursement of the cost of a health club membership, and participation in various benefit plans.

  Under the terms of the Pair Agreement, if the Company terminates Mr. Pair's employment at any time during the term of the Pair Agreement without cause (as defined in such agreement), it must pay him (in addition to other accrued amounts and benefits) an amount equal to one year of base compensation, plus an amount equal to the actual bonuses paid to Mr. Pair under the executive incentive compensation plan in respect of the one fiscal or plan year completed immediately prior to the date of termination.

  Effective as of August 23, 1993, the Company entered into a Restricted Stock Agreement with Michael Rosen, pursuant to which Mr. Rosen received a 100,000 share restricted stock grant. Such shares vest in cumulative annual installments of 20%, commencing on August 23, 1994. Under such Restricted Stock Agreement, if the Company were to terminate Mr. Rosen without cause, or if Mr. Rosen were to die or retire, in any such event if the event were to occur following Mark Hughes' ceasing to serve as the Chief Executive Officer of the Company or certain other defined change-of-control events, then Mr. Rosen's restricted stock grant would fully vest.

  In addition, effective as of August 9, 1994, the Company entered into a Deferred Compensation Agreement with Mr. Rosen, pursuant to which Mr. Rosen has received and will continue to receive Six Hundred Thousand Dollars ($600,000) in cash deferred compensation from the Company on each of the first five anniversary dates of such Deferred Compensation Agreement on which Mr. Rosen remained continuously employed by the Company. If the Company were to terminate Mr. Rosen without cause (as such term is defined in the Deferred Compensation Agreement), Mr. Rosen will be deemed to have earned, as of the termination date, deferred compensation for the year in which termination occurs in an amount equal to Six Hundred Thousand Dollars ($600,000) prorated on a daily basis for the number of days in the calendar year through and including the date of termination. Mr. Rosen is eligible to receive such deferred compensation on or before the tenth day following the day the deferred compensation is earned, subject to the right of the Company to delay payment in certain circumstances specified in the Deferred Compensation Agreement.

(7) COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  During 1995, the Company's Compensation Committee consisted of Paul Buxbaum and Edward Hall. No additional information concerning the Compensation Committee or the Company's executive officers is required by Item 402 of Regulation S-K.

(8)  COMPENSATION COMMITTEE REPORT

  The Company's executive compensation programs are administered by the Compensation Committee of the Board of Directors and, to the extent summarized below, the Company's Chief Executive Officer. During 1995, the Compensation Committee was comprised of two non-employee directors, Messrs. Buxbaum and Hall.

  The compensation policy of the Company is designed to motivate the overall success of the Company by:

  . Attracting, retaining, and rewarding highly qualified and productive individuals;

  . Delivering a significant portion of compensation through performance-based incentives;

  . Directly relating incentive compensation to overall Company and individual performance; and

  . Encouraging executive stock ownership to align the interests of management with those of shareholders.

Base Salary and Annual Incentive Compensation

  The base salary of the Chief Executive Officer is established through negotiations between the Compensation Committee and Mr. Hughes. For 1995, in order to preserve the tax deductibility of his compensation by the Company, Mr. Hughes agreed to maintain his base salary at $1,000,000. See "Summary Compensation Table." Base salaries for each of the other Named Officers were established through negotiations between Mr. Hughes and each Named Officer. In particular, the 1995 base salary paid to Mr. Addis was that specified in the Addis Agreement, described above. See "Employment Contracts and Change in Control Arrangements."

  In setting Mr. Hughes' annual salary and target incentive compensation for 1995, the Compensation Committee considered numerous factors, including Mr. Hughes' cash compensation relative to that of the Company's leading distributors and Mr. Hughes' unique role as the preeminent personality in the selling of the Company's products, the motivation of the sales organization and the formulation of sales promotional programs. The Compensation Committee provided an opportunity for Mr. Hughes to earn incentive compensation for 1995 based strictly upon a formula performance measure adopted in accordance with the 1994 Plan.

  During 1995, the Compensation Committee utilized an earnings per share formula to establish target awards under both the 1994 Plan and the 1992 Plan, subject to maximum award amounts in the case of each participant and discretionary authority to reduce awards in the case of certain of the Named Officers. See "Description of Certain Plans" above. Because the Company failed to meet the earnings per share threshold necessary for the Named Officers to receive incentive awards for 1995, the Named Officers were not awarded bonuses for 1995.

  In order to increase the flexibility and effectiveness of the 1994 Plan, the Board of Directors, based upon the recommendation of the Compensation Committee, is seeking shareholder approval of the Company's 1994 Performance-Based Annual Incentive Compensation Plan, as amended and restated, among other things, to allow the Company the option of paying awards made pursuant to the 1994 Plan in Common Stock. The amendments to the 1994 Plan are further described in Proposal 2 and the 1994 Performance-Based Annual Incentive Compensation Plan, as amended and restated, is attached to this proxy statement as Appendix A. Similarly, the Board of Directors, based upon the recommendation of the Compensation Committee, is seeking shareholder approval of the Company's 1992 Executive

Incentive Compensation Plan, as amended and restated, among other things, to allow the Company the option of paying bonuses awarded pursuant to the 1992 Incentive Plan in Company Stock. The amendments to the 1992 Incentive Plan are further described in Proposal 3 and the 1992 Executive Incentive Compensation Plan, as amended and restated, is attached to this proxy statement as Appendix
B. By providing the flexibility to make Common Stock awards, the amendments to both plans should permit the making of awards that further align the interests of managements with those of the Company's public shareholders.

Long-Term Incentive Plans

  Executives of the Company are encouraged to own shares of the Company's Common Stock, thereby aligning the interests of management with those of shareholders and tying a significant portion of executive compensation to long-term market performance. The Option Plan currently permits the granting to key employees, directors, and consultants of stock options to purchase up to 3,500,000 shares of the Company's Common Stock. See "Description of Certain Plans -- Stock Option Plan." Vesting restrictions on stock options are set by the Stock Option Committee, which during 1995 consisted of Messrs. Buxbaum and Hall. All options granted to executive officers during the last three years have had an exercise price equal to 100% of fair market value at the time of grant. Mr. Hughes has not received stock option awards in the past.

  Effective November 1, 1995, the Stock Option Committee of the Board (consisting of the same individuals as the Compensation Committee) repriced all outstanding Option Plan stock options with an exercise price greater than the market value of the Common Stock as of that date. The reset exercise price for the affected options is $7.375 per share, the closing price of the Common Stock as of that date. The reason for the action was the significant decline in the market price of the Common Stock during 1995. The Committee determined that, as a result of such decline, the incentivization purpose of the affected outstanding stock options was impaired, given the degree to which the options were rendered "out of the money." For the effects of the repricing on options held by the Named Officers, see the "Ten-Year Options/SAR Repricings" table above.

  In order to preserve the effectiveness of the Option Plan as an incentive for executive performance, the Board of Directors, based upon the recommendation of the Compensation Committee, is seeking shareholder approval of the Company's 1991 Stock Option Plan, as amended and restated, among other things, to increase the aggregate number of shares which may be issued upon exercise of all options under the Option Plan (excluding shares previously issued upon option exercise but including shares subject to existing outstanding options) to 5,400,000 and to remove certain eligibility restrictions for participation in the Option Plan. The amendments to the Option Plan are further described in Proposal 4 and the 1991 Stock Option Plan, as amended and restated, is attached to this proxy statement as Appendix C.

Tax Issues

  For 1996 and later years, the Compensation Committee intends to continue to seek to structure executive compensation arrangements to preserve the deductibility of Named Officer compensation under applicable federal and state income tax laws, including the Omnibus Budget Reconciliation Act of 1993, while also taking into account the need to provide appropriate incentives to the Company's key executives. However, no assurance can be given that the Company will preserve the deductibility of all executive compensation.



April 15, 1996              COMPENSATION COMMITTEE
                            Paul Buxbaum
                            Edward Hall

(9)  PERFORMANCE GRAPH

  Set forth below is a comparison of the yearly percentage change in total shareholder return of the Company's Common Stock and the returns for the NASDAQ Composite Index and a designated Peer Group. The total shareholder return calculation is for the five-year period commencing on December 31, 1990 and includes the reinvestment of dividends.

  The Peer Group for the total shareholder return chart is comprised of publicly-traded companies possessing the following characteristics similar to those of the Company:

  .  Size, as measured by net sales;

  .  Similarity in selling methodology;

  . Comparable products including companies engaged in the distribution of weight control products, health and nutritional supplements, and skin, hair, or other personal care products;

  .  Relatively high insider ownership; and/or

  . Particular emphasis on the talents and visibility of the chief executive officer.

     Companies included in the Peer Group are: Beauticontrol Cosmetics, Inc.; Nature's Sunshine Products, Inc.; Avon Products; Premark International, Inc.; Amway Japan; and Amway Asia Pacific. Amway Japan is included with respect to American Depositary Receipts commencing September 1993 (when such securities began trading in the United States). No data is included for Amway Asia Pacific through December 31, 1993 since that company began publicly trading in December 1993, but such data is included commencing January 1, 1994.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN/(1)/
         AMONG HERBALIFE INTERNATIONAL, INC., NASDAQ COMPOSITE INDEX
                              AND PEER GROUP/(2)/

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           HERBALIFE                           NASDAQ
(Fiscal Year Covered)        INTERNATIONAL, INC.    PEER GROUP   COMPOSITE INDEX
- --------------------         -------------------    ----------   ----------------
Measurement Pt-  1990        $100                   $100         $100
FYE   1991                   $509                   $189         $157
FYE   1992                   $1,836                 $225         $181
FYE   1993                   $2,678                 $152         $208
FYE   1994                   $2,643                 $200         $201
FYE   1995                   $1,449                 $298         $281


(1) ASSUMES $100 INVESTED ON DECEMBER 31, 1990 IN THE STOCK OF HERBALIFE AND IN EACH OF THE OTHER INDICES AND THAT DIVIDENDS ARE REINVESTED.

(2) WEIGHTED BY MARKET CAPITALIZATION.

                              CERTAIN TRANSACTIONS

  The Company purchases its powder products from Raven Industries, Inc., a California corporation ("Raven"), one-third of whose stock is owned by Mark Hughes. In addition, one of the Company's tablet products, Activated Fiber(TM), is manufactured by D & F Industries, Inc., a California corporation ("D & F"), pursuant to a licensing agreement from Dynamic Products, Inc., a California corporation ("Dynamic"), twenty percent and five percent of whose stock is owned by Mark Hughes and Dr. David B. Katzin, respectively. Two individuals (not affiliates of the Company) are principal stockholders of each of D & F, Raven and Dynamic.

  In May 1993, the Company entered into requirements contracts with each of Raven and Dynamic that extend to January 1998. Pursuant to these requirements contracts, the Company has agreed to purchase all of its requirements of powder products from Raven and all of its requirements of tablet, capsule, liquid, cream and lotion products from Dynamic or D & F to the extent each such manufacturer is capable or becomes capable of manufacturing such products. However, the Company has obtained waivers to permit the purchase of Dermajetics products from other manufacturers. The requirements contracts also provide Raven and Dynamic (as well as D & F) a right of first refusal to establish any manufacturing facility outside of North America that the Company proposes to develop or acquire, and the right to receive certain royalty payments in the event that such a manufacturing facility were constructed or acquired and the right of first refusal was not exercised.

  During 1995, the Company's purchases from Raven and Dynamic amounted to approximately $26.2 million and $3.1 million, respectively. Mr. Hughes' ownership interest in Raven and Dynamic and Dr. Katzin's ownership interest in Dynamic entitle them to a proportionate interest in the profits of those companies, if any. In 1995, Mr. Hughes' share of the earnings of Raven and Dynamic totalled approximately $2.6 million and $0.3 million, respectively, and Dr. Katzin's share of the earnings of Dynamic totalled approximately
$66,000. Management believes that the price paid under these requirements contracts is appropriate taking into account the product research, development and formulation services provided by the companies.

  During 1995, the Company engaged Nutrient Research Consultants, Ltd., a California corporation ("Consultant"), which is wholly owned by Dr. Katzin, to perform consulting services. Such services consisted of assistance in distributor and supervisor education, identification of new product concepts, product reformulation and governmental and public relations. Consultant was engaged on a month-to-month basis pursuant to an oral agreement which had been in effect since the expiration of a written six-month contract entered into between Consultant and the Company in 1985. Since January 1995, the Company has paid Consultant a fee of $80,000 per month. In 1994, the Company paid Consultant a retainer fee of $70,000 per month. Before January 1994, the retainer fee was $42,000 per month. Management believes that the terms of its agreement with Consultant fairly reflected the value of the services provided by Consultant. During the year ended December 31, 1995, Consultant received approximately $1,003,000 from the Company.

  In accordance with the 1994 Plan, the Company has made advances to plan participants of targeted performance bonus amounts. During 1995, advances were made to Mr. Addis. In addition, such advances were made during 1994 to each of Messrs. Hughes, Katzin, Addis and Rosen. As of December 31, 1995, the remaining outstanding principal and accrued interest obligations of such individuals were $159,000 in the case of Mr. Hughes; $158,000 in the case of Dr. Katzin; $598,000 in the case of Mr. Addis; and $63,000 in the case of Mr. Rosen. Each advance is a full recourse obligation of the executive with a maturity date of two years following the date of the advance. In addition, the advances bear interest at the applicable federal rate (AFR) for two-year notes at the time of the advances. The rates for existing outstanding advances range from 5.75% to 7.93%.

                                  PROPOSAL 2

                        APPROVAL OF AMENDED AND RESTATED
           1994 PERFORMANCE-BASED ANNUAL INCENTIVE COMPENSATION PLAN


BACKGROUND

  The 1994 Plan currently provides that awards be made in cash. The Board of Directors of the Company, on March 8, 1996, subject to shareholder approval at the Meeting, approved the amendment and restatement of the 1994 Plan described below.

DESCRIPTION OF 1994 PLAN AMENDMENTS

  The terms of the 1994 Plan and the proposed amendments thereto are described above under "Executive Compensation -- Description of Certain Plans -- 1994 Performance-Based Annual Incentive Compensation Plan." That description and the description of the following proposed amendments to the 1994 Plan are subject to the full text of the 1994 Plan, as amended, which is attached to this Proxy Statement as Appendix A. Proposed amendments to the 1994 Plan are indicated in the attached Appendix A by cross-outs and underlines. Shareholders are urged to review carefully all of the proposed amendments.

  As indicated above, the 1994 Plan currently provides that awards be made in cash. The principal proposed amendment to the 1994 Plan would, among other things, provide that awards pursuant to the 1994 Plan may be made, at the discretion of the Compensation Committee, in cash, through the issuance of shares of Common Stock, or through a combination of both methods. The proposed amendments further provide that the total number of shares of Common Stock that may be issued under the 1994 Plan in any fiscal year of the Company, and the number of shares of Common Stock that may be issued under the 1994 Plan in any fiscal year of the Company to any single participant, may not exceed 5% of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year.

  The Board believes that the principal amendment proposed, the addition of the flexibility to make 1994 Plan awards in Common Stock, is advantageous since it will permit the making of awards while preserving cash for working capital purposes. Further, to the extent that participants retain awards made in Common Stock rather than reselling the shares in the public market, the Board believes that such participants' interests will be further aligned with those of the Company's public shareholders, which is in the best interests of the Company and such shareholders.

VOTE REQUIRED

  Approval of the Board of Directors' action in adopting the 1994 Plan, as amended and restated, requires the affirmative vote of the holders of at least a majority of the shares of outstanding Company Common Stock represented and voting at the Meeting and cast on this Proposal 2. Broker abstentions and non-votes will have the effect of a vote against the Proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED ADOPTION OF THE 1994 PLAN, AS AMENDED AND RESTATED, AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH ADOPTION.

                                  PROPOSAL 3

                     APPROVAL OF 1992 AMENDED AND RESTATED
                     EXECUTIVE INCENTIVE COMPENSATION PLAN


BACKGROUND

  As in the case of the 1994 Plan, the 1992 Plan currently provides that bonus awards be made in cash. The Board of Directors of the Company, on March 8, 1996, subject to shareholder approval at the Meeting, approved certain amendments to the 1992 Plan described below.

DESCRIPTION OF 1992 PLAN AMENDMENTS

  The terms of the 1992 Plan and the proposed amendments thereto are described above under "Executive Compensation -- Description of Certain Plans -- Executive Incentive Compensation Plan." That description and the description of the following proposed amendments to the 1992 Plan are subject to the full text of the 1992 Plan, as amended, which is attached to this Proxy Statement as Appendix
B. Proposed amendments to the 1992 Plan are indicated in the attached Appendix B by cross-outs and underlines. Shareholders are urged to carefully review all of the proposed amendments.

  As indicated above, the 1992 Plan currently provides that awards be made in cash. As in the case of the 1994 Plan, the proposed amendments to the 1992 Plan would, among other things, provide that awards made pursuant to the 1992 Plan may be made, at the discretion of the Compensation Committee, in cash, through the issuance of shares of Common Stock, or through a combination of both methods. The proposed amendments further provide that the total number of shares of Common Stock that may be issued under the 1992 Plan in any fiscal year of the Company, and the number of shares of Common Stock that may be issued under the 1992 Plan in any fiscal year of the Company to any single participant, shall not exceed the excess of (a) Five Percent (5%) of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year over (b) the number of shares of Common Stock issued during the prior fiscal year under the 1994 Plan.

  The Board believes that the addition of the flexibility to make awards in Common Stock is advantageous and in the best interests of the Company and its shareholders. See the discussion above under "Proposal 2 -- Approval of Amended and Restated 1994 Performance-Based Annual Incentive Compensation Plan."

VOTE REQUIRED

  Approval of the Board of Directors' action in adopting the 1992 Plan, as amended and restated, requires the affirmative vote of the holders of at least a majority of the shares of outstanding Common Stock represented and voting at the Meeting and cast on this Proposal 3. Broker abstentions and non-votes will have the effect of a vote against the Proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED ADOPTION OF THE 1992 PLAN, AS AMENDED AND RESTATED, AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH ADOPTION.

                                   PROPOSAL 4

            APPROVAL OF AMENDED AND RESTATED 1991 STOCK OPTION PLAN


BACKGROUND

  The Option Plan currently provides that the aggregate number of shares of Common Stock that may be issued upon the exercise of all options under the Plan shall not exceed Three Million Five Hundred Thousand (3,500,000). As of March 8, 1996, 494,400 shares had been issued pursuant to the Option Plan and an additional 2,875,822 shares were subject to outstanding options. In addition, the Option Plan currently provides that no stock options may be granted to any employee, consultant or director who, at the time the option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and of its subsidiary corporations (a "Ten Percent Holder"). The Board of Directors of the Company, on March 8, 1996, subject to shareholder approval at the Meeting, approved certain amendments to the Option Plan described below.

DESCRIPTION OF OPTION PLAN AMENDMENTS

  The terms of the Option Plan and the proposed amendments thereto are described above under "Executive Compensation -- Description of Certain Plans -- Stock Option Plan." That description and the description of the following proposed amendments to the Option Plan are subject to the full text of the Option Plan, as amended and restated, which is attached to this Proxy Statement as Appendix
C. Proposed amendments to the Option Plan are indicated in the attached Appendix C by cross-outs and underlines. Shareholders are urged to review carefully all of the proposed amendments.

  The proposed amendments to the Option Plan would, among other things, provide that the aggregate number of shares of Common Stock that may be issued under the Option Plan, excluding shares issued upon the exercise of options prior to the adoption of the amended and restated Option Plan by the Board of Directors on March 8, 1996 but including shares issuable upon exercise of options outstanding on that date, shall not exceed Five Million Four Hundred Thousand (5,400,000). This would permit the issuance of options with respect to approximately 2.5 million additional shares of Common Stock. The effect of the proposed amendment is to preserve the benefits to the Company of the Option Plan by ensuring that employees, consultants and directors who are eligible to receive options to purchase shares of Common Stock pursuant to the Option Plan may continue to receive such options. Without such amendment, the Company would, in the near future, reach the limit of authorized shares which may be validly issued upon exercise of all options under the Option Plan.

  In addition, the proposed amendments to the Option Plan would remove the current prohibition against participation in the Option Plan by Ten Percent Holders. The principal purpose of the amendment is to permit Mark Hughes, the Company's Chairman, President and Chief Executive Officer, to be eligible to receive stock option grants under the Option Plan. As discussed above under "Compensation of Directors and Executive Officers," in connection with the Company's public stock offering in 1993 and the adoption of Section 162(m) of the Code, Mr. Hughes' cash compensation from the Company has been significantly reduced relative to the amount of such compensation in prior years. The Board believes that it is important that means be available to continue to compensate Mr. Hughes appropriately, given his unique role as the preeminent personality in the selling of the Company's products, the motivation of the sales organization and the formulation of promotional programs for the Company. Given the factors that may continue to limit the amount of cash compensation that may be paid to Mr. Hughes, the Board believes that having stock options available to award to Mr. Hughes may assist in continuing to formulate an appropriate overall compensation package, and therefore is in the best interests of the Company and its shareholders. Neither the Board nor the Stock Option Committee administering the Option Plan has any current intention to make an option grant to Mr. Hughes, although the Stock Option Committee may consider such grants during 1996 and thereafter.

OPTION GRANT INFORMATION

  The following table sets forth the number of stock options received through March 8, 1996 under the Option Plan by the Named Officers and all current executive officers and consultants as a group. No directors who are not also employees or consultants have received any grant under the Option Plan.

                                                    TOTAL OPTIONS
                                                       GRANTED
                      NAME                          UNDER PLAN (#)
                      ----                          --------------
MARK HUGHES......................................               0
DR. DAVID B. KATZIN..............................         576,000
DAVID R. ADDIS...................................          35,000
CHRISTOPHER PAIR.................................         382,500
MICHAEL ROSEN....................................         200,000
ALL CURRENT EXECUTIVE OFFICERS AND CONSULTANTS
AS A GROUP.......................................       1,193,500

VOTE REQUIRED

  Approval of the Board of Directors' action in adopting the Option Plan, as amended and restated, requires the affirmative vote of the holders of at least a majority of the shares of outstanding Common Stock represented and voting at the Meeting and cast on this Proposal 4. Broker abstentions and non-votes will have the effect of a vote against the Proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED ADOPTION OF THE OPTION PLAN, AS AMENDED AND RESTATED, AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH ADOPTION.

                     INDEPENDENT CERTIFIED PUBLIC AUDITORS

  The firm of Deloitte & Touche LLP ("D&T") has audited the financial statements of the Company for the year ended December 31, 1995, and has been selected by the Board of Directors to perform such service for the 1996 fiscal year. A representative of D&T is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so. That representative is also expected to be available to respond to appropriate questions.


               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Proposals intended to be submitted to the Company for presentation at its next Annual Meeting to be held in 1997 must be received by the Company at its principal executive office shown on the first page of this Proxy Statement no later than December 26, 1996, in order to be included in the proxy material for the 1997 meeting.

                              1995 ANNUAL REPORT

  On April 1, 1996, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 1995. Copies of the 1994 Form 10-K may be obtained without charge by writing to Herbalife International, Inc., 1800 Century Park East, Century City, California 90067, Attention: Investor Relations.


                           BY ORDER OF THE BOARD OF
                           DIRECTORS

                           CHRISTOPHER PAIR
                           Secretary

                                                                      APPENDIX A

                         HERBALIFE INTERNATIONAL, INC.
                         -----------------------------

                  AMENDED AND RESTATED 1994 PERFORMANCE-BASED
                  --------------------
                       ANNUAL INCENTIVE COMPENSATION PLAN


  1. NAME AND EFFECTIVE DATE. The plan hereby created will be known as the Herbalife International, Inc. Amended and Restated 1994 Performance-Based Annual
                              --------------------
Incentive Compensation Plan (the "Plan").  [1] The Plan was originally adopted
                                               -------------------------------
effective January 1, 1994 and was approved at the 1994 annual meeting of
- ------------------------------------------
shareholders. [2] Subject to shareholder approval at the 1996 annual meeting of
                  -------------------------------------------------------------
shareholders, the Plan will be amended and restated as set forth herein
- -----------------------------------------------------------------------
effective as of January 1, 1996 [3], and will first apply with respect to
                           ----
the calendar year ending December 31, 1996 [4].
                                      ----

  2. PURPOSE. The purpose of the Plan is to provide additional compensation as an incentive to key executives and consultants to attain certain specified performance objectives of Herbalife International, Inc. and its subsidiary and affiliated corporations (collectively, the "Company") and to ensure the continued availability of their full-time or part-time services to the Company.

  3. ADMINISTRATIVE COMMITTEE. The Plan will be administered by the Compensation Committee of the Company's Board of Directors, [5] consisting
                                                                ----------
entirely of two or more persons who are both: (i) "outside directors" within the
- -------------------------------------------------
meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (including proposed, temporary and final regulations promulgated thereunder from time to time, the "Code") [6], and (ii) "disinterested persons" within the
                               -------------------------------------------
meaning of Rule 16b-3(c)(2)(i) of the General Rules and Regulations under the
- -----------------------------------------------------------------------------
Securities Exchange Act of 1934 ("Exchange Act"), or, whether or not that
- --------------------------------------------------------------------
committee fails to consist entirely of persons who are both "outside directors"
                                       --------------------
[7] and "disinterested persons," by another committee of at least two members of
    ----------------------------
the Board [8] that is designated by the Board to administer the Plan (in either event, the "Committee"). The Committee is hereby vested with full powers of administration, subject only to the provisions set forth herein.

  4. ELIGIBLE EXECUTIVES. For each Plan award period, the participants entitled to share in the benefits of the Plan are the executive officers of and
                                                                            ---
consultants to the Company whose compensation might be required to be included
- --------------
in the Company's proxy materials in connection with its annual meeting of shareholders to be held in the year following the conclusion of the award period, as [9] well as other executive officers and consultants designated by
               -----------------------------------------------------------
the Committee (hereinafter, collectively, "executives" or "participants"). An executive whose employment or service relationship with the Company is terminated for any reason prior to the end of any award period will not be entitled to participate in the Plan or receive any benefits with respect to any later award period. With respect to the award period in which termination occurs, the Committee will provide for prorated awards based upon satisfaction of performance goals for the entire award period, with the proration formula to be set by the Committee in its discretion in advance of the commencement of the award period.

  5.   AVAILABLE BONUS FUNDS.

       5.1  Award or Pool Amounts and Allocations.  The amount of an available
       ---
award to a participant or the aggregate amount of available awards to all participants for each award period shall be determined based upon an objective computation (the "Formula") of the actual performance of the Company relative to preestablished performance goals (as described in Section 5.2 below). The Committee shall determine the level of performance goals and all computations included within each Formula. The Formula may be different for different participants during a single award period. The performance goal or goals included in each Formula for each award period shall be determined by the Committee from among the following performance measures: level of retail sales (in the aggregate or for a particular category or categories of retail sales); net cash flow; net income; operating income; earnings per share; return on sales; reduction in expenditure levels for a particular category or categories of expenses versus a prior period; return on total capital; increase in the price of the Company's stock over a specified
               -------------------------------------------------------------
period; and return on equity. If the Committee sets an aggregate amount of
- ------
available awards to all participants for a particular award period (a "Bonus Pool"), to determine the amount of the [10] award for each participant under the
                                            ---------
Plan for that award period, the Committee shall designate a percentage of the Bonus Pool [11] awarded to each such participant for such award period. If the
                -------
Committee establishes a Bonus Pool, the determination of the amount of the Bonus Pool and each participant's participation therein shall be based strictly upon the Formula and such percentage participations, except that the Committee may, in its discretion, (a) designate in advance a maximum dollar award for any award period with respect to any participant, and/or (b) designate in advance that certain prior incentive [12] awards (under this Plan or otherwise) made to a
                             ------
participant will be deducted from award amounts otherwise earned under the Plan. If the Committee does not establish a Bonus Pool, the determination of each participant's award shall be based strictly upon the Formula applicable to each such participant for the corresponding award period, subject to the same caveats
(a) and (b) indicated in the preceding sentence. The Committee shall not have the discretion to increase, but shall have the discretion to decrease, any award
                            ------------------------------------------
[13] determined in accordance with the Plan. The reduction in any participant's award with respect to any award period as a result of the Committee's exercise of such discretion shall not increase the amount of an award to any other participant (through reallocation of unutilized [14] awards from a Bonus Pool or
                                                     ------
otherwise) with respect to such award period. Notwithstanding anything in the Plan to the contrary, no participant shall be entitled to earn in excess of $10,000,000 (in the case of awards of Common Stock, determined in accordance
            ----------------------------------------------------------------
with the fair market value thereof as determined pursuant to Section 6.5) under
- -------------------------------------------------------------------------
the Plan with respect to any single calendar year.

       5.2  Timing of Committee Determinations. The Committee shall (a) set the
       ---
Formula (including the identification of performance measures and goals) for determining the size of the Bonus Pool and the allocated percentages of the participants in the Bonus Pool, and (b) set the Formula (including the identification of performance measures and goals) for non-Bonus Pool awards, as applicable, for each award period in advance of the commencement of such award period; provided, however, that with respect to [15] any award period consisting
                                                     ---------------------------
of at least a full calendar year, such determinations may be made on or before
- --------------------------------
March 31 [16] of such year provided that the award period corresponding to those
              ------------
determinations shall conclude no earlier than nine months following the date on which the Committee's determinations are made.

       5.3  Determination of Performance Measures.  The Committee may adjust the
       ---
Formula (including the identification of performance measures and goals) relative to the elements thereof utilized for prior award periods, within the limits specified herein, with respect to each award period of the Plan. The Committee shall make such adjustments, if at all, with respect to each award period prior to the commencement of such award period.

  6.   AWARD PERIODS; PAYMENT OF AWARDS.

       6.1  Award Periods.  Award periods may be quarters, calendar years or
       ---
such other periods as the Committee may designate. In particular, the Committee may, but shall not be required to, utilize 12-month award periods ending on the last day of each fiscal quarter of the Company.

       6.2  Payments in Cash and Common Stock; Advances. Awards under the Plan
       ---           ------------------------
will be [17] made reasonably promptly following the conclusion of each award
             ----
period. [18] Awards will be made, at the discretion of the Committee (i) in cash
             -------------------------------------------------------------------
by Company check, (ii) subject to Section 6.4, through the issuance of shares of
- --------------------------------------------------------------------------------
the Company's authorized but unissued Common Stock, $0.01 par value ("Common
- ----------------------------------------------------------------------------
Stock"), or (iii) through any combination of (i) and (ii). All awards under the
- ---------------------------------------------------------------------
Plan will be subject to withholding for applicable employment and income taxes [19]. Such withholding obligations shall be satisfied either in cash, or in any
      -------------------------------------------------------------------------
other method approved by the Committee, in its discretion. No awards under the
- --------------------------------------------------------------------
Plan will be made
to any participant following the termination of such participant's employment or service relationship with the Company (other than any amount earned for a concluded award period that remains unpaid, and provided that the Committee will provide for prorated awards based upon satisfaction of performance goals for the entire award period in which termination occurs, with the proration formula to be set by the Committee in its discretion in advance of the commencement of the award period). For all purposes of the Plan, awards shall be deemed fully earned (notwithstanding that the amounts thereof have not been computed) as of the last day of each award period. The Committee may, in its discretion and subject to the consent of each affected participant, approve the advance of all or a portion of the cash portion of a target award to such participant prior to
                -------------------
the conclusion of an award period. Each such advance, if made, shall be a full recourse obligation of the participant and shall bear interest from the date of the advance until repaid or deemed earned, payable at the amount of the applicable Federal rate (as referenced in Section 1274 of the Code) for loans of comparable term in effect on the date such advance is made.

       6.3  Committee Certifications.  As a condition precedent to the payment
       ---
of any award, the Committee shall certify that the objective performance goal for the award has been satisfied and that the amount of the award is no greater than that dictated by the Formula and the participant's allocated percentage of the Bonus Pool, if applicable, for the applicable award period. The Committee shall make such determination by means of a written resolution of the Committee that is maintained in the minute book of the Company.

       6.4  Provisions Applicable to Grants of Common Stock.  Common Stock
       ---  --------------------------------------------------------------
issued in respect of an award under the Plan shall be issued subject to such
- ----------------------------------------------------------------------------
conditions or restrictions (including restrictions on transfer), if any, as the
- -------------------------------------------------------------------------------
Committee shall deem appropriate in its discretion.  Common Stock issued in
- ---------------------------------------------------------------------------
respect of an award under the Plan shall, except to the extent that the
- -----------------------------------------------------------------------
Committee makes a contrary determination, be subject to restrictions prohibiting
- --------------------------------------------------------------------------------
any disposition within six months following the date of grant.  No person
- -------------------------------------------------------------------------
entitled to receive an award of Common Stock under the Plan shall have any of
- -----------------------------------------------------------------------------
the rights or privileges of a stockholder of the Company in respect of any
- --------------------------------------------------------------------------
Common Stock until certificates representing such shares shall have been issued
- -------------------------------------------------------------------------------
and delivered.  Notwithstanding anything to the contrary herein, no shares shall
- --------------------------------------------------------------------------------
be issued and delivered hereunder unless and until, in the opinion of counsel
- -----------------------------------------------------------------------------
for the Company, there shall have been full compliance with any applicable
- --------------------------------------------------------------------------
registration requirements of the Securities Act of 1933, any applicable listing
- -------------------------------------------------------------------------------
requirements of any national securities exchange on which the Common Stock is
- -----------------------------------------------------------------------------
then listed, and any other requirements of law or of any regulatory bodies
- --------------------------------------------------------------------------
having jurisdiction over such issuance and delivery.  The total number of shares
- --------------------------------------------------------------------------------
of Common Stock that may be issued under this Plan in any fiscal year of the
- ----------------------------------------------------------------------------
Company, and the number of shares of Common Stock that may be issued under this
- -------------------------------------------------------------------------------
Plan in any fiscal year of the Company to any single participant, shall not
- ---------------------------------------------------------------------------
exceed Five Percent (5%) of the number of issued and outstanding shares of
- --------------------------------------------------------------------------
Common Stock at the beginning of the prior fiscal year.  If the outstanding
- ---------------------------------------------------------------------------
shares of the Common Stock of the Company are increased, decreased, changed into
- --------------------------------------------------------------------------------
or exchanged for a different number or kind of shares or securities of the
- --------------------------------------------------------------------------
Company through a reorganization, recapitalization, reclassification, stock
- ---------------------------------------------------------------------------
dividend, stock split, reverse stock split or other similar transaction, an
- ---------------------------------------------------------------------------
appropriate and proportionate adjustment shall be made in the number of shares
- ------------------------------------------------------------------------------
to be issued pursuant to any award and the maximum number of shares which may be
- --------------------------------------------------------------------------------
issued under this Plan, as determined by the Committee in its sole discretion.
- ------------------------------------------------------------------------------
The dollar amount of each award of Common Stock under the Plan shall, for all
- -----------------------------------------------------------------------------
purposes of the Plan, be deemed equal to the fair market value thereof
- ----------------------------------------------------------------------
(determined in accordance with Section 6.5) as of the date of the award or other
- --------------------------------------------------------------------------------
applicable date of determination, as determined by the Committee.
- -----------------------------------------------------------------

       6.5  Fair Market Value of Common Stock.  The fair market value of a share
       ---  ----------------------------------  --------------------------------
of Common Stock of the Company shall be determined for purposes of this Plan by
- -------------------------------------------------------------------------------
reference to the mean between the bid and asked price of a share as supplied by
- -------------------------------------------------------------------------------
the National Association of Securities Dealers through NASDAQ (or its successor
- -------------------------------------------------------------------------------
in function) or, if such shares are then traded on NASDAQ/NMS, the New York
- ---------------------------------------------------------------------------
Stock Exchange or another principal stock exchange, by reference to the closing
- -------------------------------------------------------------------------------
sale price of a share of such principal stock exchange on which such shares are
- -------------------------------------------------------------------------------
traded, in each case as reported by The Wall Street
- ---------------------------------------------------

Journal for the most recent business day immediately preceding the date on which
- --------------------------------------------------------------------------------
the fair market value is determined (or, if for any reason no such price is
- --------------------------------------------------------------------------------
available, in such other manner as the Committee may deem appropriate to reflect
- --------------------------------------------------------------------------------
the then fair market value thereof).  Such determination shall be conclusive and
- --------------------------------------------------------------------------------
binding on all persons.
- -----------------------

  7.   NONASSIGNMENT.  The interest of any [20] participant in the Plan is not
                                                -----------------------
assignable either by voluntary or involuntary assignment or operation of law (except that, in the event of death, earned and unpaid amounts shall be payable to the legal successor of a participant).

  8. INDEMNIFICATION. No employee, member of the Committee, or director of the Company will have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is the result of his or her fraud or deliberate disregard of any provisions of the Plan. The Company will indemnify each director, member of the Committee and any employee acting in good faith pursuant to this Plan against any loss or expense arising therefrom.

  9. AMENDMENT, SUSPENSION OR TERMINATION. The Board of Directors may from time to time amend, suspend or terminate, in whole or in part, any or all the provisions of this Plan; provided, however, that no such action will adversely affect the right of any [21] participant participating hereunder with respect
                             -----------
to (a) any award to which he or she may have become entitled hereunder prior to the effective date of such amendment, suspension or termination, or (b) any award period that commenced prior to the taking of such action by the Board. In particular, but without limitation, the Board of Directors shall have the authority to amend or modify the Plan from time to time in order to reflect amendments to or regulations promulgated under Section 162(m) of the Code and
                                                                          ---
amendments to the Rules promulgated under Section 16 of the Exchange Act or to
- ------------------------------------------------------------------------
continue the compliance of the Plan under such provisions (or any successor provisions). Notwithstanding the foregoing, in the event that any amendment or other modification of or to the Plan requires shareholder approval in order to continue the compliance of the Plan as a "performance-based" plan under Section 162(m) of the Code or to continue compliance with the requirements of Rule 16b-3
                   -------------------------------------------------------------
promulgated under the Exchange Act, such amendment or modification shall be
- ----------------------------------
contingent on the receipt of shareholder approval.

  10. LIMITATIONS; PARTICIPATION IN OTHER PLANS. This Plan is not to be construed as constituting a contract of employment or for services. Nothing contained herein will affect or impair the Company's right to terminate the employment or other contract for services of [22] a participant hereunder. The
                                                  -------------
Company's obligation hereunder to make [23] awards merely constitutes the unsecured promise of the Company to make [24] such awards (in the case of cash
                                              --------------------------------
awards, from its general assets), and no [25] participant hereunder will have
- -------                                       -----------
any interest in, or a lien or prior claim upon, any property of the Company. Nothing herein nor the participation by any [26] participant shall limit the
                                                 -----------
ability of such [27] participant to participate in any other compensatory plan
                     -----------
or arrangement of the Company.

  11. GOVERNING LAW. The terms of this Plan will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

  12. TERM. This Plan shall continue in place until terminated by the Board of Directors. The Plan is subject to shareholder approval at the [28] 1996 annual
                                                                   ----
meeting of shareholders of the Company. In addition, consistent with Section 162(m) of the Code, unless earlier required to continue the compliance of the Plan under Section 162(m), the continued utilization of the Plan shall be subject to shareholder ratification at each fifth annual meeting of shareholders after the [29] 1996 annual meeting of shareholders commencing with the annual
               ----
meeting of shareholders to be held in [30] 2001.
                                           ----

                             List of Deleted Text

[1]   subject to shareholder approval

[2]   the Plan will be adopted

[3]   1994

[4]   1994

[5]   so long as that committee consists entirely of

[6]   or, if

[7]   then

[8]   entirely so consisting

[9]   determined

[10]  bonus payable to

[11]  payable

[12]  award payments

[13]  to an amount in excess of that

[14]  funds

[15]  the 1994 year only

[16]  1994

[17]  paid by company check

[18]  all payments

[19] and to deferral to the extent required under Section 7 below. No payments.

[20]  executive participating hereunder

[21]  executive

[22]  an executive participating

[23]  payment of incentive compensation

[24]  payment

[25]  executive participating

[26]  executive herein

[27]  executive

[28]  1994

[29]  1994

[30]  1999

                                                                      APPENDIX B

                         HERBALIFE INTERNATIONAL, INC.

                 1992 AMENDED AND RESTATED EXECUTIVE INCENTIVE
                 ----------------
                               COMPENSATION PLAN

  1.   Name and Effective Date.  The plan hereby created shall be known as the
       -----------------------
Herbalife International, Inc. 1992 Amended and Restated Executive Incentive
                              -------------------------
Compensation Plan (the "Plan"). The Plan [31] was originally adopted effective
                                              ----------------------
as of July 1, 1992. Subject to shareholder approval at the 1996 annual meeting
                  ------------------------------------------------------------
of shareholders, the Plan shall be amended and restated as set forth herein
- ---------------------------------------------------------------------------
effective as of January 1, 1996 (the "Effective Date"), and shall first apply
- -------------------------------
with respect to the calendar year ending December 31, [32] 1996.
                                                           ----

  2.   Purpose.  The purpose of this Plan is to provide additional compensation
       -------
as an incentive to key executives and consultants upon whose efforts the continued successful and profitable operations of Herbalife International, Inc. (the "Company") and its subsidiaries and affiliates are largely dependent and to
                        ----------------
ensure the continued availability of their full-time or part-time services to
                                                        ---------
the Company and its subsidiaries and affiliates.
            -----------------------------------

  3.   Administrative Committee.  The Plan shall be administered by the
       ------------------------
Compensation Committee of the Company's Board of Directors [33], consisting
                                                                 ----------
entirely of two or more persons who are "disinterested persons" within the
- --------------------------------------------------------------------------
meaning of Rule 16b-3(c)(2)(i) of the General Rules and Regulations under the
- -----------------------------------------------------------------------------
Securities Exchange Act of 1934 ("Exchange Act"), or, whether or not that
- -------------------------------------------------------------------------
committee fails to consist entirely of persons who are "disinterested persons,"
- -------------------------------------------------------------------------------
by another committee of at least two members of the Board of Directors that is
- ------------------------------------------------------------------------------
designated by the Board of Directors to administer the Plan (in either event,
- -----------------------------------------------------------------------------
the "Committee"), and, to the extent provided herein, by the Company's Chief
- -----------------
Executive Officer [34]. The Committee is hereby vested with full powers of
                        ---
administration, subject only to the provisions [35] set forth herein. In
                                                              ------
connection with the administration of this Plan, the Committee shall give consideration to the recommendations and advice of the Company's Chief Executive officer; provided, however, notwithstanding anything to the contrary herein, all
         -----------------------------------------------------------------------
aspects of the Plan (including without limitation, the determination of award
- -----------------------------------------------------------------------------
amounts and performance objectives) shall be administered solely by the
- -----------------------------------------------------------------------
Committee with respect to awards under the Plan of the Company's authorized but
- -------------------------------------------------------------------------------
unissued Common Stock, $0.01 par value ("Common Stock").
- -------------------------------------------------------

  4.   Eligible Executives.  The participants entitled to share in the benefits
       -------------------
of the Plan are the Company's executive vice presidents, vice presidents, country managers and any other individual employed by or who provides services to the Company who occupies an executive or other key position (other than the Company's Chief Executive Officer and President) designated by the Chief Executive Officer in conjunction with the Committee (hereinafter, collectively, "executives" or "participants"). [36] A participant whose employment or service
                                       -------------
relationship with the Company is terminated for any reason prior to the end of the period for which the award is earned shall not be entitled to share in the benefits of the Plan with respect to that period.

  5.   Funds Available for [37] Awards. Awards [38] under the Plan shall be [39]
       -------------------------------
made only to the extent that the Company earns pre-tax income (prior to
- ----
reflecting incentive compensation awards hereunder) in the award period. For purposes of the Plan, the Company's pre-tax income (prior to reflecting incentive compensation awards hereunder) for each award period shall be adjusted to exclude nonrecurring and nonoperating gains and losses and such other adjustments as the Committee deems necessary to carry out the purposes of this Plan.

  6.   Target Incentive Compensation Award Amounts.  Based on the Chief
       -------------------------------------------
Executive Officer's recommendations, the Committee in conjunction with the Chief Executive Officer shall establish target amounts to be awarded as corporate and individual performance awards in the case of each [40] participant hereunder or all [41] participants as a group. The target award amounts shall be expressed as
         ------------
a stated percentage of each [42] participant's annual base salary or
                                 -------------
compensation or in such other manner as the Chief Executive Officer and the
             --------------------------------------------------------------
Committee shall designate; provided, however, that in the case of [43] a
- -------------------------                                              -
participant who becomes a participant during an award period, his or her base
- -----------
salary or compensation for purposes of this Section 6 shall be considered to be equal to zero for that period, unless the Chief Executive Officer and the
                             --------------------------------------------
Committee shall expressly provide for a different treatment. Once determined,
- -----------------------------------------------------------
the target incentive compensation award amounts shall be earned, in whole or in part, by the respective [44] participants on the basis of predetermined
                             ------------
corporate and individual performance goals set by the Chief Executive Officer pursuant to Sections 7 and 8 below. Notwithstanding the foregoing, no award shall be made to any [45] participant who is not in the employ of or rendering
                          -----------
services to the Company on the last day of the period for which the award is earned, unless the Chief Executive Officer and the Committee shall expressly
      ----------------------------------------------------------------------
provide for a different treatment.
- ---------------------------------

  7.   Corporate Performance Award.  At the beginning of each year, the
       ---------------------------
Company's Chief Executive Officer, in conjunction with the Committee, shall develop a set of corporate performance objectives for the Company applicable to each award period. Such objectives may include, but are not limited to, retail sales, cash flow from operations, cost reductions, earnings per share, volume points and price per share. Each [46] participant shall be notified in writing
                                      -----------
of the specified set of corporate performance objectives for each award period within the year. If the Company achieves such performance objectives, the [47] participant shall be entitled to his or her target corporate performance award
- -----------
amount as determined pursuant to Section 6 hereof. If the corporate performance objectives for the award period are either exceeded or not fully satisfied, the [48] participant shall be entitled to an award greater than, or a pro rata share
     -----------
of, whichever is applicable, his or her target corporate performance award as determined solely by the Chief Executive Officer.

  8.   Individual Performance Awards.  Each year, the Company's Chief Executive
       -----------------------------
Officer shall develop a set of individual performance objectives for each [49] participant hereunder covering each award period. Each [50] participant shall be
- -----------                                                 -----------
notified in writing of the specific performance objectives that shall apply in his or her case. If the [51] participant achieves his or her individual
                             -----------
performance objectives for an award period, the [52] participant shall be
                                                     -----------
entitled to the target individual performance award amount as determined pursuant to Section 6 hereof. If the individual performance objectives are either exceeded or not fully satisfied, the [53] participant shall be entitled
                                                 -----------
to an award greater than, or a pro rata share of, whichever is applicable, his or her target individual performance award amount as determined solely by the Chief Executive Officer.

  9.   Discretionary Awards.  Notwithstanding the provisions of Sections 7 and 8
       --------------------
herein, the Committee, in conjunction and following consultation with the Chief Executive Officer, may make discretionary awards to Plan participants for any award period, which awards, if made, shall be in addition to awards earned under Sections 7 and 8 herein.

  10.  Payment of Award.  [54] Subject to the satisfaction of the conditions and
       ----------------        -------------------------------------------------
requirements of Section 11 hereof, awards under the Plan shall be made
- ----------------------------------------------------------------------
reasonably promptly following the conclusion of each award period and the
- -------------------------------------------------------------------------
determination of the extent of achievement of performance objectives.  Awards
- -----------------------------------------------------------------------------
will be made, at the discretion of the Committee, in conjunction with the Chief
- -------------------------------------------------------------------------------
Executive Officer, (i) in cash by Company check, (ii) subject to Section 11,
- ----------------------------------------------------------------------------
through the issuance of Common Stock, or (iii) through any combination of (i)
- -----------------------------------------------------------------------------
and (ii).  All awards under the Plan will be subject to withholding for
- --------------------------------------------
applicable employment and income taxes [55]. Such withholding obligations shall
                                             ----------------------------------
be satisfied either in cash, or in any other method approved by the Committee,
- ------------------------------------------------------------------------------
in its discretion.
- ------------------


  11.  Provisions Applicable to Grants of Common Stock.
  ---  -----------------------------------------------

Common Stock issued in respect of an award under the Plan shall be issued
- -------------------------------------------------------------------------
subject to such conditions or restrictions (including restrictions on transfer),
- --------------------------------------------------------------------------------
if any, as the Committee shall deem appropriate in its discretion.  Common Stock
- --------------------------------------------------------------------------------
issued in respect of an award under the Plan to a participant who is subject to
- -------------------------------------------------------------------------------
the reporting requirements imposed under Section 16 of
- ------------------------------------------------------
the Exchange Act shall, except to the extent that the Committee makes a contrary
- --------------------------------------------------------------------------------
determination, be subject to restrictions prohibiting any disposition within six
- --------------------------------------------------------------------------------
months following the date of grant.  No person entitled to receive an award of
- ------------------------------------------------------------------------------
Common Stock under the Plan shall have any of the rights or privileges of a
- ---------------------------------------------------------------------------
stockholder of the Company in respect of any Common Stock until certificates
- -----------------------------------------------------------------------------
representing such shares shall have been issued and delivered.  Notwithstanding
- -------------------------------------------------------------------------------
anything to the contrary herein, no shares shall be issued and delivered
- ------------------------------------------------------------------------
hereunder unless and until, in the opinion of counsel for the Company, there
- ----------------------------------------------------------------------------
shall have been full compliance with any applicable registration requirements of
- --------------------------------------------------------------------------------
the Securities Act of 1933, any applicable listing requirements of any national
- -------------------------------------------------------------------------------
securities exchange on which the Common Stock is then listed, and any other
- ---------------------------------------------------------------------------
requirements of law or of any regulatory bodies having jurisdiction over such
- -----------------------------------------------------------------------------
issuance and delivery.  The total number of shares of Common Stock that may be
- ------------------------------------------------------------------------------
issued under this Plan in any fiscal year of the Company, and the number of
- ---------------------------------------------------------------------------
shares of Common Stock that may be issued under this Plan in any fiscal year of
- -------------------------------------------------------------------------------
the Company to any single participant, shall not exceed the excess of (a) Five
- ------------------------------------------------------------------------------
Percent (5%) of the number of issued and outstanding shares of Common Stock at
- ------------------------------------------------------------------------------
the beginning of the prior fiscal year over (b) the number of shares of Common
- ------------------------------------------------------------------------------
Stock issued during the prior fiscal year pursuant to the Company's Amended and
- -------------------------------------------------------------------------------
Restated 1994 Performance-Based Annual Incentive Compensation Plan.  If the
- ---------------------------------------------------------------------------
outstanding shares of the Common Stock of the Company are increased, decreased,
- -------------------------------------------------------------------------------
changed into or exchanged for a different number or kind of shares or securities
- --------------------------------------------------------------------------------
of the Company through a reorganization, recapitalization, reclassification,
- ----------------------------------------------------------------------------
stock dividend, stock split, reverse stock split or other similar transaction,
- ------------------------------------------------------------------------------
an appropriate and proportionate adjustment shall be made in the number of
- --------------------------------------------------------------------------
shares to be issued pursuant to any award and the maximum number of shares which
- --------------------------------------------------------------------------------
may be issued under this Plan, as determined by the Committee in its sole
- -------------------------------------------------------------------------
discretion.  The dollar amount of each award of Common Stock under the Plan
- ---------------------------------------------------------------------------
shall, for all purposes of the Plan, be deemed equal to the fair market value
- -----------------------------------------------------------------------------
thereof (determined in accordance with Section 12) as of the date of the award
- ------------------------------------------------------------------------------
or other applicable date of determination, as determined by the Committee.
- --------------------------------------------------------------------------

  12.  Fair Market Value of Common Stock.  The fair market value of a share of
  ---  ---------------------------------   -----------------------------------
Common Stock of the Company shall be determined for purposes of this Plan by
- ----------------------------------------------------------------------------
reference to the mean between the bid and asked price of a share as supplied by
- -------------------------------------------------------------------------------
the National Association of Securities Dealers through NASDAQ (or its successor
- -------------------------------------------------------------------------------
in function) or, if such shares are then traded on NASDAQ/NMS, the New York
- ---------------------------------------------------------------------------
Stock Exchange or another principal stock exchange, by reference to the closing
- -------------------------------------------------------------------------------
sale price of a share of such principal stock exchange on which such shares are
- -------------------------------------------------------------------------------
traded, in each case as reported by The Wall Street Journal for the most recent
- -------------------------------------------------------------------------------
business day immediately preceding the date on which the fair market value is
- -----------------------------------------------------------------------------
determined (or, if for any reason no such price is available, in such other
- ---------------------------------------------------------------------------
manner as the Committee may deem appropriate to reflect the then fair market
- ----------------------------------------------------------------------------
value thereof).  Such determination shall be conclusive and binding on all
- --------------------------------------------------------------------------
persons.
- --------

  13.  Nonassignment.  The interest of any [56] participant hereunder shall not
  ---  -------------                            -----------
be assignable either by voluntary or involuntary assignment or operation of law.

  14.  Indemnification.  No employee, member of the Committee, or director of
  ---  ---------------
the Company shall have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is the result of his or her fraud or deliberate disregard of any provisions of the Plan. The Company shall indemnify each director, member of the Committee and any employee acting in good faith pursuant to this Plan against any loss or expense arising therefrom.

  15.  Amendment, Suspension or Termination.  The Board of Directors may from
  ---  ------------------------------------
time to time amend, suspend or terminate, in whole or in part, any or all the provisions of this Plan; provided, however, that no such action shall adversely affect the right of any [57] participant hereunder with respect to any award to
                             -----------
which he or she may have become entitled hereunder prior to the effective date of such amendment, suspension or termination.

  16.  Limitations; Participation in Other Plans.  This Plan is not to be
  ---             ------------------------------
construed as constituting a contract of employment or for services. Nothing contained herein shall affect or impair the Company's right to terminate the employment or other contract for services of [58] any participant hereunder. The Company's obligation hereunder
                 ---------------
to make [59] incentive compensation awards merely constitutes the unsecured promise of the Company to make [60] such awards (in the case of cash awards,
                                    ----------------------------------------
from its general assets), and no [61] participant hereunder shall have any
                      ---             -----------
interest in, or a lien or prior claim upon, any property of the Company. Nothing
                                                                         -------
herein nor the participation by any participant shall limit the ability of such
- -------------------------------------------------------------------------------
participant to participate in any other compensatory plan or arrangement of the
- -------------------------------------------------------------------------------
Company.
- --------

  17.  Governing Law.  The terms of this Plan shall be governed by and construed
  ---  -------------
in accordance with the laws of the State of California, without regard to principles of conflict of laws.

  18.  Term.  This Plan shall continue in place until terminated by the Board of
  ---  -------------------------------------------------------------------------
Directors.  The Plan is subject to shareholder approval at the 1996 annual
- --------------------------------------------------------------------------
meeting of shareholders of the Company.
- ---------------------------------------

                             List of Deleted Text

[31] shall be

[32] 1992

[33] (the "Committee")

[34] and that

[35] herein

[36] An executive

[37] Payment of

[38] paid

[39] funded

[40] executive participating

[41] participating executives

[42] executive's

[43] an executive

[44] executives

[45] executive

[46] participating executive

[47] executive

[48] executive

[49] executive participating

[50] executive

[51] executive

[52] executive

[53] executive

[54] Any award made pursuant to the provisions of the Plan shall be paid, in cash or by Company check, in a single sum,

[55] on or before forty-five (45) days following the end of the award period

[56] executive participating

[57] executive participating

[58] an executive participating

[59] payment of

[60] payment

[61] executive participating

                                                                      APPENDIX C

                  AMENDED AND RESTATED 1991 STOCK OPTION PLAN
                  -------------------------------------------
                        OF HERBALIFE INTERNATIONAL, INC.
                        --------------------------------
  1.   PURPOSE.

  The purpose of this Amended and Restated 1991 Stock Option Plan (the "Plan")
                      --------------------
of Herbalife International, Inc., a Nevada corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership and participation by selected employees of the Company or its subsidiaries, directors, consultants or other persons ("Participants") as the Board of Directors of the Company (the "Board"), or a committee thereof constituted for the purpose, may from time to time determine. The Plan will provide a means whereby (i) such employees may purchase shares of the Common
Stock of the Company pursuant to options that will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (including proposed, temporary and final regulations promulgated thereunder from
- --------------------------------------------------------------------------------
time to time, the "Code") and (ii) such employees, directors, consultants or
- ------------
other persons may purchase shares of the Common Stock of the Company pursuant to "non-qualified stock options". Incentive stock options and non-qualified stock options are sometimes referred to collectively as "options." The Plan shall
                                                              --------------
also be deemed to be a plan of and adopted by the Company's present and future
- ------------------------------------------------------------------------------
direct and indirect subsidiary corporations and entities, and in its discretion
- -------------------------------------------------------------------------------
the Committee (as hereinafter defined) may direct that options hereunder be
- ---------------------------------------------------------------------------
issued and represented by option agreements at the subsidiary corporation or
- ----------------------------------------------------------------------------
entity level.
- -------------

  2.   ADMINISTRATION

  2.1 The Plan shall be administered under the supervision of the Board by a Plan Administration Committee (the "Committee"). The Committee shall consist of not less than two (2) persons appointed by the Board, each of whom shall be both
                                                                            ----
(i) a "disinterested person" as the term is defined in Rule 16b-3(c)(2)(i) of
- ---
the General Rules and Regulations under the Securities Exchange Act of 1934, and
                                                                           -----
(ii) an "outside director" within the meaning of Section 162(m) of the Code, or
- -------------------------------------------------------------------------------
by at least two other members of the Board designated to act as the Committee.
- ------------------------------------------------------------------------------
The Committee shall hold meetings at such times and places as it shall determine and shall keep minutes of its meetings and of actions taken by it without a meeting. Any action of the Committee with respect to administration of the Plan shall be taken by unanimous vote or written consent of its members.

  2.2 Subject to the provisions of the Plan, the Committee shall have the authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options shall be granted, whether any options granted will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option, the exercise price of an option, the number of installments, if any, in which each option may be exercised, and the duration of each option, (v) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan and (vi) to make all other determinations necessary or advisable for the administration of the Plan. Unless otherwise determined by the Board, all determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and their legal representatives and beneficiaries. No member of the Committee shall be personally liable for any action or inaction or determination made in good faith with respect to this Plan or any option issued hereunder.

     3.  SHARES SUBJECT TO THE PLAN.

  Subject to adjustment as provided in Paragraph 14 hereof, the shares to be under the Plan shall consist of the Company's authorized but unissued
Common Stock, $0.01
par value (the "Common Stock"), and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan [62] (excluding options
                                                           ------------------
exercised prior to the adoption of this Amended and Restated Plan by the Board
- ------------------------------------------------------------------------------
on March 8, 1996) shall not exceed 5,400,000 shares.  If any option granted
- --------------------------------------------
under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

  4.   ELIGIBILITY AND PARTICIPATION.

  4.1 All employees (including officers and directors) of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) shall be eligible to receive incentive stock options and non-qualified stock options under this Plan. Directors and consultants of the Company or any subsidiary corporation are not eligible to receive incentive stock options (except that directors who are also employees of the Company may be eligible to receive incentive stock options), but are eligible to receive non-qualified stock options.

  [63]

  4.2  The aggregate fair market value of the Common Stock for which incentive
  ---
stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company may by their terms first become exercisable during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000), determining fair market value as of the date each respective option is granted. Should it be determined that any incentive stock option granted pursuant to this Plan exceeds such maximum, such incentive stock option shall be considered to be a non-qualified stock option and not to qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess.

  4.3  All options granted under the Plan shall be granted within ten (10) years
  ---
from the effective date of this Plan.

  4.4  No participant in the Plan shall, during any single calendar year, be
  ---
awarded stock options with respect to more than 500,000 shares of Common Stock.

  5.   DURATION OF OPTIONS; VESTING.

  5.1 Each option and all rights associated therewith shall expire on such date as the Committee may determine, but in no event later than ten (10) years from the date on which the option is granted, and shall be subject to earlier termination as provided herein; provided, however, any incentive stock option
                              -----------------------------------------------
granted to any employee who, at the time the option is granted, owns shares
- ---------------------------------------------------------------------------
possessing more than ten percent (10%) of the total combined voting power of all
- --------------------------------------------------------------------------------
classes of stock of the Company (and of its subsidiary corporations as defined
- ------------------------------------------------------------------------------
in Section 424(f) of the Code) (a "Ten Percent Holder"), shall expire in no
- ---------------------------------------------------------------------------
event later than five (5) years from the date on which such option was granted.
- -------------------------------------------------------------------------------
  5.2 Subject to Paragraph 16 hereof, options shall be exercisable at such time or times and in such installments, if any, as the Committee shall determine; provided, however, that each option shall be exercisable in minimum installments of at least twenty percent (20%) of the number of shares of Common Stock covered by the option on each anniversary date of the date such option is granted. In the event any option is exercisable in installments, any shares which may not be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the option unless otherwise specified in the option being exercised.

  6.   PRICE AND EXERCISE OF OPTIONS.

  6.1 The purchase price of the Common Stock issuable upon exercise of an option ("Option Shares") shall be determined by the Committee, but (i) in the
                                                                   ---
case of an incentive stock option granted to a person other than a Ten Percent
                                  --------------------------------------------
Holder, shall not be less than one hundred percent (100%) of the fair market
- -------
value of such Common Stock on the date the incentive stock option is granted,

(ii) in the case of an incentive stock option granted to a Ten Percent Holder,
- ------------------------------------------------------------------------------
shall not be less than one hundred ten percent (110%) of the fair market value
- ------------------------------------------------------------------------------
of such Common Stock on the date the incentive stock option is granted, and
- -----------------------------------------------------------------------
(iii) in the case of a non-qualified stock option shall not be less than eighty-
- -----
five percent (85%) of the fair market value of such Common Stock on the date the non-qualified stock option is granted. The purchase price for Option Shares generally shall be paid in full at the time of exercise of the related option in cash or by certified or cashier's check payable to the order of the Company. However, in the discretion of the Committee, the terms of an option may provide for the right of the Participant to make the foregoing payment (i) by cancellation of indebtedness owned by the Company to the Participant, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the Participant, (iii) by a promissory note made by the Participant in favor of the Company, subject to terms and conditions determined by the Board [64] or the Committee, secured by the Option Shares and in
                  --
compliance with applicable law (including, without limitation, state corporate and federal margin requirements), (iv) by application (instead of actual issuance) of a portion of the Option Shares (at their fair market value as of the business day preceding the date of such exercise) to the satisfaction of all or a portion of the exercise price of such option, (v) by any combination thereof, or (vi) in such other manner as the Committee may specify in order to facilitate the exercise of options by the holders thereof. In the event [65] an
                                                                             --
option is exercised, in whole or in part, pursuant to Paragraph 12 hereof by a person other than the Participant, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise such option. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined in accordance with Paragraph 7 hereof.

  6.2 No option granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than one hundred (100) shares. Unless otherwise determined by the Committee, the Company shall not be required to pay to the person exercising the option the cash equivalent of any fractional share interest.

  7.   FAIR MARKET VALUE OF COMMON STOCK.

  The fair market value of a share of Common Stock of the Company shall be determined for purposes of this Plan by reference to the mean between the bid and asked price of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function) or, if such shares are then traded on NASDAQ/NMS, the New York Stock Exchange or another principal
                         -----------------------------
stock exchange, by reference to the closing sale price of a share of such
                                            ----
principal stock exchange on which such shares are traded, in each case as reported by The Wall Street Journal for the most recent business day immediately preceding the date on which the fair market value is determined (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof). Such determination shall be conclusive and binding on all persons.

  8.   WITHHOLDING TAX.

  Upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two (2) years of the grant of the incentive stock option or within one (1) year after exercise of the incentive stock option, or
(ii) the exercise of a non-qualified stock option, the Company shall have the right to require such employee or other person, and such employee or other person by accepting the options granted under the Plan agrees, to pay the Company the amount of any taxes [66] which the Company may be required to
withhold with respect thereto.       -----

  9.   NONTRANSFERABILITY.

  An option granted under the Plan shall, by its terms, be nontransferable by the holder either voluntarily or by operation of law, other than by will [67] or
                                                                              --
the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the holder, regardless of any community property interest therein of the spouse of the holder or such spouse's interest in an option, the holder, or the holder's permitted successors in interest, may exercise the option on behalf of the spouse of the holder of such spouse's successors in interest.

  10.  HOLDING OF STOCK AFTER EXERCISE OF OPTION.

  At the discretion of the Committee, any option may provide that the Participant, by accepting such option, represents and agrees, for the Participant and the Participant's permitted transferees, that none of the shares acquired upon exercise of an option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  11.  TERMINATION OF EMPLOYMENT OR RELATIONSHIP.

  In the event of the termination of employment or other relationship with the Company and its subsidiary corporations (as defined in Section [68] 424(f) of
                                                                    ------
the Code) by the holder of an option for any reason other than the holder's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), such option may be exercised to the extent exercisable on the date of such cessation of employment or other relationship within thirty (30) days after the date the holder terminates employment or such other relationship with the Company or such subsidiary (except to the extent that the Committee provides for an alternative treatment following termination of employment or such other relationship, including, without limitation, for continued vesting and exercisability in accordance with the terms of an optionee's option agreement following such termination). In the case of an employee, a leave of absence approved in writing by the Board [69] or the Committee shall not be deemed a termination of employment for the purposes of this Paragraph 11, but no incentive stock option may be exercised during any such leave of absence, except during the first three (3) months thereof.

  12.  DEATH OR PERMANENT DISABILITY OF OPTION HOLDER.

  If the holder of an option dies or becomes permanently disabled (within the meaning of Section 22(e)(3) of the Code) while the option holder during the period of employment or other relationship with the Company or one of its subsidiary corporations (as defined in Section 424(f) of the Code), the holder's option shall expire one (1) year after the date of such death or permanent disability unless by its terms it expires sooner. During such period after death, such option may, to the extent that it remained unexercised (but exercisable by the holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by the option holder's will or by the laws of descent and distribution.

  13.  PRIVILEGES OF STOCK OWNERSHIP.

  No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any Option Shares until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, there shall have been full compliance with any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

  14.  ADJUSTMENTS.

  14.1 If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number of shares as to which options may be granted under this Plan.

A corresponding adjustment changing the number of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment in the outstanding options shall be made without change to the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the purchase price for each share covered by the option.

  14.2 Anything herein to the contrary notwithstanding, including, without limitation, the provisions of Paragraphs 11 and 12, but subject to the restrictions of Section 422(d) of the Code with respect to incentive stock options, in connection with (i) any tender offer for a majority of the outstanding shares of Common Stock by any person or entity other than an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Company, (ii) any proposed sale or conveyance of all or substantially all of the property and assets of the Company or (iii) any proposed consolidation or merger of the Company with or into any other corporation, unless the Company is the surviving corporation, the Company shall give written notice to the holder of any option that such option may, to the extent exercisable by the holder according to such option's terms, be exercised within a reasonable period after the date of such notice. Upon consummation of the tender offer or proposed sale, conveyance, consolidation or merger to which such notice shall relate, all rights under said option which shall not have been so exercised shall, terminate unless the agreement governing the transaction shall provide otherwise.

  14.3 Notwithstanding the foregoing, the Committee may provide in writing in connection with a transaction described in Subparagraph 14.2 for any or all of the following alternatives (separately or in combinations): (i) for the options theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided.

  14.4 Adjustments under this Paragraph 14 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

  15.  AMENDMENT AND TERMINATION OF PLAN.

  15.1 The Board [70] or the Committee may at any time suspend or terminate the Plan. The Board [71] or the Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) materially increase the benefits accruing to Participants under this Plan, (ii) increase the maximum number of shares which may be acquired pursuant to options granted under the Plan, except as permitted under the provisions of Paragraph 14, (iii) change the minimum purchase price set forth in Paragraph 6, (iv) increase the maximum term of options provided for in Paragraph 5, [72] (v)
                                                                       ---
change the designation of persons eligible to receive options as provided in Paragraph 4, or (vi) otherwise make any change or alteration for which
           -----------------------------------------------------------
shareholder approval is required in order to continue the compliance of the
- ---------------------------------------------------------------------------
Plan as a "performance-based" plan under Section 162(m) of the Code, to meet
- ----------------------------------------------------------------------------
the requirements of Section 422(b)(1) of the Code, or to continue compliance
- ----------------------------------------------------------------------------
with the requirements of Rule 16b-3 promulgated under the Exchange Act.
- -----------------------------------------------------------------------

  15.2 No amendment, suspension or termination of the Plan shall, without the consent of the holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

  15.3 Unless otherwise terminated as provided herein, this Plan shall terminate on, and no option shall be granted hereunder after, [73] March 8,
                                                                   --------
2006.
- -----

  16.  EFFECTIVE DATE OF PLAN.

  The initial effective date of [74] the Plan is July 26, 1991.  This Plan was
      -------                        ---                         -------------
amended and restated effective March 8, 1996, subject to shareholder approval at
- --------------------------------------------------------------------------------
the 1996 annual meeting of shareholders of the Company.  No option may be
- -------------------------------------------------------
granted under the Plan unless and until (i) the options and underlying shares have been registered under the Securities Act of 1933 and qualified with the appropriate state regulatory agencies, or (ii) the Company has been advised by counsel that such options and shares are exempt from such registration and/or qualification.

  17.  INDEMNIFICATION.

  Any member of the Committee who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he is a member of the Committee insofar as relates to this Plan, shall be indemnified by the Company, and the Company may advance his related expenses to the full extent permitted by law and/or by By-Laws of the Company.

  18.  LIMITATIONS; PARTICIPATION IN OTHER PLANS.
  ---  ------------------------------------------

  Neither the Plan nor any stock option granted hereunder is to be construed as
  -----------------------------------------------------------------------------
constituting a contract of employment or for services.  Nothing contained herein
- --------------------------------------------------------------------------------
or therein will affect or impair the Company's right to terminate the employment
- --------------------------------------------------------------------------------
or other contract for services of any person participating hereunder.  Nothing
- ------------------------------------------------------------------------------
herein or therein nor the participation by any person herein shall limit the
- ----------------------------------------------------------------------------
ability of such person to participate in any other compensatory plan or
- -----------------------------------------------------------------------
arrangement of the Company.
- ---------------------------

                             List of Deleted Text

[62] shall not exceed Three Million Five Hundred Thousand (3,500,000)

[63] 4.2 No stock options may be granted to any employee, consultants or director who, at the time the option is granted, owns shares possessing more than a ten percent (10%) of the total combined voting power of all classes of stock of the Company (and of its subsidiary corporations as defined in Section 424 (f) of the Code).

[64] of Directors of

[65] our

[66] with

[67] of

[68] 22(e)(3)

[69] of Directors

[70] of Directors

[71] of Directors

[72] or

[73] July 25, 2001

[74] this

                         HERBALIFE INTERNATIONAL, INC.
                             1800 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints Christopher Pair and David R. Addis, and each of them, as Proxy, with the power to appoint his or their substitutes, and hereby authorizes each of them to represent and to vote as designated below all shares of Common Stock of Herbalife International, Inc. held of record by the undersigned on April 8, 1996 at the Annual Meeting of Shareholders to be held on May 30, 1996, or at any adjournment or postponement thereof.

  1. ELECTION OF DIRECTORS  [_] FOR all nominees    [_] WITHHOLD AUTHORITY
                                (Mark Hughes,           to vote for all
                                Christopher Pair,       nominees
                                Michael Rosen,          except as indicated
                                Paul Buxbaum,           to the contrary
                                Edward Hall,            below)
                                Alan Liker,
                                Christopher Miner

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below)

   ----------------------------------------------------------------------------

  2. RESTATED 1994 PERFORMANCE-BASED ANNUAL INCENTIVE COMPENSATION PLAN

                         FOR [_]AGAINST [_]ABSTAIN [_]

  3. RESTATED 1992 EXECUTIVE INCENTIVE COMPENSATION PLAN

                         FOR [_]AGAINST [_]ABSTAIN [_]

  4. RESTATED 1991 STOCK OPTION PLAN

                         FOR [_]AGAINST [_]ABSTAIN [_]

  5. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

- --------------------------------------------------------------------------------

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1.
                                                Please sign exactly as name
                                              (or names) appears below. When
                                              shares are held by joint
                                              tenants, both must sign. When
                                              signing as attorney, executor,
                                              administrator, parent or
                                              guardian, please give full title
                                              as such. If a corporation,
                                              please sign in full corporate
                                              name by the President or other
                                              authorized officer. If a
                                              partnership, please sign in
                                              partnership name by an
                                              authorized person.

                                              Date: ___________________________

                                              _________________________________
                                              Signature

                                              _________________________________
                                              Signature if held jointly

 PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED
                                   ENVELOPE.